EXHIBIT 99.2

EXECUTION COPY

SALE AND SERVICING AGREEMENT

among

HUNTINGTON AUTO TRUST 2012-2,
Issuing Entity,

HUNTINGTON FUNDING, LLC,
Depositor,

THE HUNTINGTON NATIONAL BANK,
Loan Seller, Servicer, Administrator and Custodian,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Indenture Trustee

Dated as of August 31, 2012

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Exhibit A	Form of Closing Date Assignment
Exhibit B-1	Form of Servicer’s Monthly Certificate
Exhibit B-2	Form of Servicer’s Annual Certificate
Exhibit C	Servicing Standard
Exhibit D	Underwriting Policy
Schedule A	Loans Conveyed on the Closing Date
Schedule B	Location of Custodial Files
Exhibit E	Form of Annual Certification Regarding Item 1117 and 1119
Exhibit F	Form of Indenture Trustee’s Assessment of Compliance
Exhibit G	Form of Indenture Trustee’s Annual Certification

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This SALE AND SERVICING AGREEMENT, dated as of August 31, 2012, among HUNTINGTON AUTO TRUST 2012-2, a Delaware statutory trust (the “Issuing Entity”), HUNTINGTON FUNDING, LLC, a Delaware limited liability company (the “Depositor”), THE HUNTINGTON NATIONAL BANK, a national banking association (“Huntington”), as servicer (in such capacity, the “Servicer”), as seller of motor vehicle installment sale contracts and loans to the Depositor (in such capacity, the “Loan Seller”), as administrator (in such capacity, the “Administrator”) and as custodian and securities intermediary (in such capacity, the “Custodian”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuing Entity desires to purchase from the Depositor a portfolio of motor vehicle installment sale contracts and loans;

WHEREAS, the Depositor desires to sell and assign to the Issuing Entity the assets described in the preceding paragraph on the Closing Date (as defined herein); and

WHEREAS, Huntington, as Servicer, is willing on behalf of the Issuing Entity to service such loans and motor vehicle sale contracts and the special unit of beneficial interest on behalf of the Issuing Entity.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

[End of Recitals]

Sale and Servicing Agreement

ARTICLE I.
DEFINITIONS

Section 1.01. Definitions.  Capitalized terms not defined in this Agreement have the meanings assigned thereto in the Indenture.   Whenever used in this Agreement, the following words and phrases have the following meanings, unless the context otherwise requires:

“Accrued Class A Note Interest” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class C Note Interest” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Accrued Interest for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class D Note Interest” means, with respect to any Payment Date, the sum of the Class D Noteholders’ Monthly Accrued Interest for such Payment Date and the Class D Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Administration Agreement” means the Administration Agreement, dated as of August 31, 2012, among the Issuing Entity, Huntington as Administrator, the Owner Trustee and the Indenture Trustee.

“Advance” means any advance that the Servicer is required to make pursuant to Section 5.09.

“Advance Reimbursement Amount” means any amount received or deemed to be received by the Servicer pursuant to Section 4.03 in reimbursement of an Advance made out of its own funds.

“Agreement” means this Sale and Servicing Agreement.

“Amount Financed” means, with respect to a Loan, the original principal amount that the Loan Obligor is required to pay under the related Contract, including repayment of amounts advanced toward the purchase price of the Financed Vehicle and any related costs and other amounts financed under the related Contract, exclusive of any amount advanced during the term of the Contract for the premiums for force-placed physical damage insurance covering the Financed Vehicle, it being understood that the Amount Financed includes amounts allocable to prepaid finance charges due under the related Contract.

“Annual Percentage Rate” or “APR” means, with respect to a Loan, the annual contractual rate of interest stated in the related Contract as being payable by the Loan Obligor, it

Sale and Servicing Agreement

being understood that this is not necessarily the “annual percentage rate” as disclosed in the Contract for such Loan pursuant to the federal Truth in Lending Act.

“Applicable Law” means all provisions of statutes, rules and regulations, interpretations and orders of any Governmental Authority applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party including applicable federal, state and local laws and regulations thereunder.

“Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of August 31, 2012, between the Loan Seller and the Depositor, pursuant to which the Loan Seller has agreed to sell or assign (as applicable) the Conveyed Assets to the Depositor on the Closing Date.

“Assignment” means an assignment agreement supplemental to this Agreement and the Asset Purchase Agreement, in the form of Exhibit A hereto evidencing (i) the transfer or assignment (as applicable) of the Conveyed Assets from the Loan Seller to the Depositor, (ii) the transfer of Conveyed Assets from the Depositor to the Issuing Entity and (iii) the pledge of such Conveyed Assets by the Issuing Entity to the Indenture Trustee.

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period (less any amounts withdrawn from the Collection Account by the Servicer in order to reimburse itself for Nonrecoverable Advances in accordance with Section 5.09), (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Loan that is to become a repurchased Loan on such Payment Date, and (iii) the Reserve Account Excess Amount for such Payment Date.

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount by which the amounts required to be paid pursuant to clauses first through ninth of Section 5.06(a) of this Agreement exceeds the sum of Available Funds for such Payment Date.

“Basic Documents” means this Agreement, the Trust Agreement, the Indenture, the Notes, the Underwriting Agreement, the Asset Purchase Agreement, the Assignment, the Administration Agreement and all of the other documents and certificates delivered in connection with each such document.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which national banking institutions or commercial banking institutions in the State of New York, the State of Ohio are authorized or required by law, executive order or governmental decree to be closed or any day on which the Federal Reserve Bank of Cleveland is closed.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Class A Noteholders” means, collectively, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

Sale and Servicing Agreement

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring on October 15, 2013.

“Class A-1 Interest Rate” means 0.23000% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Register.

“Class A-1 Notes” means the Class of auto loan asset backed notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring on September 15, 2015.

“Class A-2 Interest Rate” means 0.38% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2 Note Balance” means, at any time, the Initial Class A-2 Note Balance reduced by all payments of principal made prior to such time on the Class A-2 Notes.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Register.

Sale and Servicing Agreement

“Class A-2 Notes” means the Class of auto loan asset backed notes designated as Class A-2 Notes, issued in accordance with the Indenture.

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring on April 17, 2017.

“Class A-3 Interest Rate” means 0.51% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Register.

“Class A-3 Notes” means the Class of auto loan asset backed notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring on January 16, 2018.

“Class A-4 Interest Rate” means 0.68% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Register.

“Class A-4 Notes” means the Class of auto loan asset backed notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring on February 15, 2018.

“Class B Interest Rate” means 1.07% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such

Sale and Servicing Agreement

preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date.

“Class B Notes” means the Class of auto loan asset backed notes designated as Class B Notes, issued in accordance with the Indenture.

“Class C Final Scheduled Payment Date” means the Payment Date occurring on May 15, 2018.

“Class C Interest Rate” means 1.37% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class C Note Balance” means, at any time, the Initial Class C Note Balance reduced by all payments of principal made prior to such time on the Class C Notes.

“Class C Noteholder” means the Person in whose name a Class C Note is registered on the Register.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class C Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class C Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on the preceding Payment Date, to the extent permitted by law, at the Class C Interest Rate for the related Interest Period.

“Class C Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Interest Rate on the Class C Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class C Noteholders on or prior to such preceding Payment Date.

“Class C Notes” means the Class of auto loan asset backed notes designated as Class C Notes, issued in accordance with the Indenture.

“Class D Final Scheduled Payment Date” means the Payment Date occurring on May 15, 2019.

“Class D Interest Rate” means 2.11% per annum (computed on the basis of a 360-day year of twelve 30-day months).

Sale and Servicing Agreement

“Class D Note Balance” means, at any time, the Initial Class D Note Balance reduced by all payments of principal made prior to such time on the Class D Notes.

“Class D Noteholder” means the Person in whose name a Class D Note is registered on the Register.

“Class D Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class D Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class D Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class D Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class D Notes on the preceding Payment Date, to the extent permitted by law, at the Class D Interest Rate for the related Interest Period.

“Class D Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class D Notes at the Class D Interest Rate on the Class D Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class D Noteholders on or prior to such preceding Payment Date.

“Class D Notes” means the Class of auto loan asset backed notes designated as Class D Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

“Closing Date” means October 11, 2012.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collections” means, with respect to any receivable and to the extent received by the servicer after the Cutoff date, all Principal Collections and all Interest Collections, but excluding all Supplemental Servicing Fees.

“Collection Account” means the account designated as such pursuant to Section 5.01(a), which has been established by the Indenture Trustee and is to be maintained by the Indenture Trustee as an Eligible Account.

“Collection Period” means, with respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs; provided, however, that the first Collection Period shall commence on the day immediately following the Cutoff Date and end on and include the last day of the calendar month immediately preceding the first Payment Date.

“Commission” means the Securities and Exchange Commission.

Sale and Servicing Agreement

“Contract” means, with respect to Loan, a retail motor vehicle installment sale contract or a motor vehicle installment loan note originated, purchased or otherwise acquired by the Loan Seller and made part of the Conveyed Assets.

“Controlling Class” shall mean, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding and thereafter the Class C Notes as long as any Class C Notes are Outstanding and thereafter the Class D Notes as long as any Class D Notes are Outstanding (excluding, in each case, Notes held by the Servicer, Huntington or any of their respective Affiliates unless all of the Notes then Outstanding are held by the Servicer, Huntington and/or their respective Affiliates).

“Conveyed Assets” means (without duplication) all right, title and interest in and to all accounts, payment intangibles and other general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and Investment Property and all other tangible and intangible property (together with all related supporting obligations and proceeds), whether consisting of, arising from or relating to and including:

(i) each Loan sold or contributed by the Loan Seller to the Depositor on the Closing Date, together with all principal, interest and other amounts due or to become due thereon after the Cutoff Date;

(ii) the security interest in each Financed Vehicle and any other tangible or intangible property securing a Loan that has been sold by the Loan Seller to the Depositor on the Closing Date (including all moneys due or to become due with respect thereto) and any accessions thereto and any other interest of the Loan Seller or the Depositor, in any such Financed Vehicle and any other tangible or intangible property;

(iii) any Liquidation Proceeds relating to a Loan or a Financed Vehicle;

(iv) all other money, instruments, goods, advices of credit and letters of credit relating to, consisting of or arising under any Loan;

(v) all documents and other items contained in each Loan File;

(vi) all rights of the Depositor under the Asset Purchase Agreement;

(vii) all funds on deposit from time to time in the Trust Accounts, the Certificate Distribution Account (as defined in the Trust Agreement), the Principal Distribution Account and any other accounts established pursuant to the Indenture, the Trust Agreement, or this Agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including all Net Investment Earnings thereon);

(viii) all Securities Accounts and all Security Entitlements with respect to Financial Assets credited to any Securities Account;

Sale and Servicing Agreement

(ix) all rights in respect of Huntington Debt Forgiveness Policies with respect to the Loans;

(x) all rights of the Loan Seller under agreements with Dealers relating to the Loans;

(xi) all enforcement and other rights under the UCC and other Applicable Law in respect of any or all of the foregoing;

(xii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing; and

(xiii) the proceeds of or with respect to any and all of the foregoing.

“Cram Down Loss” means any loss on a Loan resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on the Loan or otherwise modifies or restructures the scheduled payments to be made thereon.  The amount of any such Cram Down Loss with respect to a Loan will equal the excess of (x) the Principal Balance of the Loan immediately prior to such order over (y) the Principal Balance of such Loan as so reduced, modified or restructured.  A Cram Down Loss on a Loan will be deemed to have occurred on the date on which the Servicer receives notice of such order.

“Custodian” means any custodian appointed pursuant to Section 3.04 or Section 3.08, and shall initially be Huntington, in its capacity as custodian of the Loans.

“Cutoff Date” means August 31, 2012.

“Dealer” means with respect to any Loan, the motor vehicle dealer that sold a Financed Vehicle and through which Huntington originated the related Loan or that originated the related Loan and assigned it to Huntington pursuant to a Dealer Agreement or form of assignment, as applicable.

“Dealer Agreement” means with respect to Loans, the agreement between a Dealer and the Loan Seller relating to the origination of, or assignment to the Loan Seller of, the related Loans.

“Delivery”, when used with respect to Trust Account Property, means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102 of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate Securities Account of the transferor and

Sale and Servicing Agreement

increasing the appropriate Securities Account of the Indenture Trustee by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate (in the sole discretion of the Indenture Trustee) to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in Applicable Law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with Applicable Law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a Securities Intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such Securities Intermediary of entries in its books and records crediting such Trust Account Property to the Indenture Trustee’s Securities Account at the Securities Intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate (in the sole discretion of the Indenture Trustee) to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee, consistent with changes in Applicable Law or regulations or the interpretation thereof;

(c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian who either (i) becomes the registered owner on behalf of the Indenture Trustee or (ii) having previously become the registered owner, acknowledges that it holds for the Indenture Trustee; and

(d) with respect to any item of Trust Account Property that is a Security Entitlement, causing the Securities Intermediary to indicate on its books and records that such Security Entitlement has been credited to a Securities Account of the Indenture Trustee.

“Depositor” means Huntington Funding, LLC, a Delaware limited liability company, together with its successors.

“Depositor Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Depositor dated as of February 24, 2009.

Sale and Servicing Agreement

“Determination Date” means, with respect to each Payment Date, the third (3rd) Business Day immediately preceding such Payment Date.

“Eligible Account” means either (a) a segregated trust account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State thereof, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a short-term unsecured debt rating not less than “A-1+” by Standard & Poor’s and “P-1” by Moody’s.

“Eligible Institution” means (a) the corporate trust department of the Indenture Trustee or Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any State thereof, that (i) has either (A) a long-term unsecured debt rating of at least “AA-“ by Standard & Poor’s and “A2” by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of at least “A-1+” by Standard & Poor’s and “P-1” by Moody’s and (ii) the deposits of which are insured by the FDIC.

“Eligible Servicer” means, on the Closing Date, Huntington, and thereafter any Person that at the time of its appointment as Servicer is legally qualified, has a net worth of not less than $100,000,000 and whose regular business includes servicing of motor vehicle receivables comparable to the Conveyed Assets having an aggregate outstanding principal amount of not less than $50,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“FDIC Rule” means 12 C.F.R. §360.6, as such may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time.

“Federal Reserve Agreements” means the Agreements of Huntington with the Federal Reserve Bank of Cleveland, dated as of August 10, 1998 and August 24, 1998, to the provisions of Operating Circulate No. 10 referenced therein, and the related Borrower-in-Custody Application to Pledge Collateral for Advances and Discounts, as modified by the Release of Security Interest dated as of June 6, 2006 between Huntington and the Federal Reserve Bank of Cleveland.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date,  (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date, (v) the Class B Notes, the Class B Final Scheduled Payment Date, (vi) the Class C Notes, the Class C Final Scheduled Payment Date and (vii) the Class D Notes, the Class D Final Scheduled Payment Date.

Sale and Servicing Agreement

“Financed Vehicle” means a new or used automobile or light-duty truck, together with all accessions thereto, securing a Loan Obligor’s indebtedness under the related Contract for a Loan.

“First Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the aggregate Class A Note Balance as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, that the First Allocation of Principal on and after the Final Scheduled Payment Date for any Class of Class A Notes will not be less than the amount that is necessary to reduce the principal amount of each such Class, as applicable, to zero.

“Fourth Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the aggregate Note Balance of the Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal, Second Allocation of Principal and Third Allocation of Principal for the current Payment Date over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, however, that the Fourth Allocation of Principal on and after the Final Scheduled Payment Date for any Class of Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes will not be less than the amount that is necessary to reduce the Note Balance of each such Class, as applicable, to zero (after the application of the First Allocation of Principal, Second Allocation of Principal and Third Allocation of Principal).

“Governmental Authority” means the government of the United States of America or any political subdivision thereof, whether state, federal or local, and any agency, authority, instrumentality, regulatory body, court, administrative court or judge, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Huntington” means The Huntington National Bank, a national banking association.

“Huntington Credit Guard” means a bargained-for contract entered into by some obligors pursuant to which specified obligations of the obligor of a receivable to pay unpaid amounts on the receivable are cancelled during a period of unemployment of the obligor or following the death of the obligor.  Under those contracts, Huntington agrees to pay such cancelled amounts as and to the same extent as if it were a third party providing such protection, with the issuing entity or the indenture trustee named as loss payee.

“Huntington Debt Forgiveness Policies” means Huntington Credit Guard and Huntington GAP.

“Huntington GAP” means a bargained-for contractual provision contained in some Contracts pursuant to which the Loan Obligor is absolved of specified obligations to pay unpaid amounts remaining on the Loan after theft or destruction of the related Financed Vehicle.  Under those contracts, Huntington agrees to pay such cancelled amounts as and to the same extent as if

Sale and Servicing Agreement

it were a third party providing such protection, with the issuing entity or the indenture trustee named as loss payee.

“Indenture” means the Indenture, dated as of August 31, 2012, between the Issuing Entity and the Indenture Trustee.

“Indenture Trustee” means each Person acting as Indenture Trustee under the Indenture, initially Deutsche Bank Trust Company Americas.

“Initial Class A-1 Note Balance” means $240,100,000.

“Initial Class A-2 Note Balance” means $298,300,000.

“Initial Class A-3 Note Balance” means $298,300,000.

“Initial Class A-4 Note Balance” means $105,800,000.

“Initial Class B Note Balance” means $15,000,000.

“Initial Class C Note Balance” means $24,500,000.

“Initial Class D Note Balance” means $18,000,000.

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance, the Initial Class B Note Balance, the Initial Class C Note Balance or the Initial Class D Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $2,500,000.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or any part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency, receivership or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and, if involuntary, such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall be ordered; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency, receivership or other similar law now or hereafter in effect, or the application or consent by such Person to the entry of or failure to contest in a timely and appropriate manner an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally, or the admission in writing its inability, to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Sale and Servicing Agreement

“Interest Collections” means, with respect to any Payment Date, the sum of the following amounts, without duplication:  (a) Loan Interest Collections; (b) all Net Investment Earnings designated as Interest Collections for such Payment Date pursuant to Section 5.01(e)(ii) and Section 5.01(e)(iii); (c) amounts required to be deposited by the Servicer in the Collection Account pursuant to Section 5.01(f) in reimbursement of Net Investment Losses and (d)  the Reserve Account Draw Amount.

“Interest Period” means, with respect to each Payment Date, (a) for the Class A-1 Notes the period from and including the prior Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the following Payment Date or (b) for the Notes, other than the Class A-1 Notes, from and including the 15th day of each calendar month preceding each Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the month of the Payment Date.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2 Notes, the Class A-2 Interest Rate, (c) with respect to the Class A-3 Notes, the Class A-3 Interest Rate, (d) with respect to the Class A-4 Notes, the Class A-4 Interest Rate, (e) with respect to the Class B Notes, the Class B Interest Rate, (f) with respect to the Class C Notes, the Class C Interest Rate or (g) with respect to the Class D Notes, the Class D Interest Rate.

“Issuing Entity” means Huntington Auto Trust 2012-2, a Delaware statutory trust.

“Lien” means a security interest, lien, charge, pledge or encumbrance of any kind.

“Liquidation Proceeds” means with respect to any Loan that becomes a Net Loss Asset, the moneys collected in respect thereof, from whatever source, during or after the Collection Period in which such Loan became a Net Loss Asset, including liquidation of the related Financed Vehicle, insurance proceeds, any recourse under a dealer agreement or extended service agreement, indemnity payments made with respect to a Loan under Huntington Debt Forgiveness Policies and indemnities by the related Loan Obligors, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to such liquidation and any amounts required by law to be remitted to the related Loan Obligor on such Net Loss Asset; provided, however, that the Repurchase Price for any Loan purchased by the Loan Seller, the Depositor or the Servicer will not constitute Liquidation Proceeds.

“Loan” means any motor vehicle loan, retail motor vehicle installment sales contract or other form of financing arrangement and all right, title and interest related thereto and the security therefor, evidenced by a Contract listed on Schedule A to this Agreement, and any motor vehicle loan, retail motor vehicle installment sales agreement or other form of financing arrangement and all right, title and interest related thereto and the security therefor, evidenced by a Contract listed on a schedule attached to the Assignment.

“Loan Files” means the following documents with respect to each Financed Vehicle:

(i) the original Contract or, where the original cannot be located, a copy of the original Contract or the fully executed original, electronically authenticated original

Sale and Servicing Agreement

or “authoritative copy” (within the meaning of Section 9-105 of the UCC) of the Contract, including any written amendments or extensions thereto;

(ii) the original credit application, whether in paper or electronic form, or any copy, duplicate or electronic record thereof;

(iii) the original or replacement certificate of title as issued in paper or electronic form by the appropriate governmental agency in the State in which the Financed Vehicle is titled, or if the original certificate of title is required to be held by the agency, department or office that issued such original certificate of title, a receipt thereof (which for Michigan and Arizona shall be in the form of RD-108 and for Kentucky shall be in the form of a “Lien Statement”), and such other documents that the Servicer shall keep on file, in accordance with its customary standards, policies and procedures, evidencing the security interest of the Loan Seller in the related Financed Vehicle;

(iv) if the odometer reading of the Financed Vehicle at the time of sale to the Obligor is not listed on the certificate of title or the original credit application, the odometer statement; and

(v) any and all other documents that the Servicer shall have kept on file in accordance with its customary procedures relating to a Contract for a Loan.

“Loan Interest Collections” means, with respect to any Payment Date, the sum of the following amounts, without duplication: (a) that portion of all collections received on Loans during or with respect to the related Collection Period and allocable to interest in respect of Loans; (b) Advances made in respect of Loans allocable to interest for that Collection Period (but excluding any Advance Reimbursement Amounts in respect of such Loans); and (c) all Liquidation Proceeds for such Collection Period to the extent allocable to interest in respect of Loans.

“Loan Obligor” means, with respect to a Loan, the Person obligated on the Contract for the Loan, and any other Person obligated to make payments under the Loan including any Person that executes a guarantee on behalf of such Loan Obligator.

“Loan Seller” means Huntington, as the seller of Loans to the Depositor pursuant to the Asset Purchase Agreement.

“Material Adverse Effect” shall mean a material adverse effect on the ability of a Person to perform its obligations or enforce its rights under this Agreement or any other Basic Document.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Investment Earnings” means, with respect to a Trust Account and any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds in Permitted Investments in accordance with Section 5.01(e) exceeds the aggregate of all losses and expenses incurred during such period with respect to such funds.

Sale and Servicing Agreement

“Net Investment Losses” means, with respect to a Trust Account and any Collection Period, the amount, if any, by which the aggregate of all losses and expenses incurred during such period in connection with the investment of funds in Permitted Investments in accordance with Section 5.01(e) exceeds the aggregate of all interest and other income realized during such period with respect to such funds.

“Net Loss Asset” means, with respect to any Collection Period, a Loan (a) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with the Servicing Standard, (b) in respect of which the Servicer has repossessed the related Financed Vehicle and such Financed Vehicle has been liquidated during such Collection Period, (c) in respect of which the Servicer has repossessed the related Financed Vehicle and has held such Financed Vehicle in its or its agent’s repossession inventory for 60 days or more as of the last day of such Collection Period, (d) which becomes one hundred twenty (120) days past due during such Collection Period and in respect of which the related Financed Vehicle is not in repossession inventory or (e) which becomes 180 days past due during such Collection Period.

“Net Pool Balance” means, as of any date, the aggregate Outstanding Principal Balance of all Loans (other than Net Loss Assets) on such date.

“Nonrecoverable Advance” means any Advance made or proposed to be made pursuant to Section 5.09 which the Servicer in good faith believes is not, or if made would not be, ultimately recoverable from Liquidation Proceeds or otherwise.  In determining whether an Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts by deficiency judgment or otherwise.

“Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note, Class C Note or Class D Note, in each case substantially in the forms of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance, the Class C Note Balance or the Class D Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a six-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the end of the preceding Collection Period divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date.  The decimal figure referred to in the immediately preceding sentence will be 1.000000 as of the Closing Date; thereafter, it will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Depository or a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository).

“Noteholder” means each Person in whose name a Note is registered in the Register.

Sale and Servicing Agreement

“Opinion of Counsel” means one or more written opinions of counsel, who may be an employee of counsel to the Loan Seller, the Depositor, the Servicer or the Issuing Entity, which counsel shall be acceptable to the applicable recipient and which shall be addressed to the Owner Trustee and the Indenture Trustee and which shall be at the expense of the Person required to provide such an Opinion of Counsel.

“Outstanding Amount Advanced” means, with respect to any Payment Date, the aggregate of all Advances remitted by the Servicer pursuant to Section 5.09 or expenses paid pursuant to Section 4.05, less the aggregate of all related Advance Reimbursement Amounts actually received by the Servicer prior to such Payment Date.

“Outstanding Principal Balance” means, with respect to any Loan as of any date, the outstanding principal balance of such Loan calculated in accordance with the Servicing Standard; provided, however, that the Outstanding Principal Balance of any Loan that became a Net Loss Asset will be deemed to be zero as of the date it becomes a Net Loss Asset.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Paid In Full” means, with respect to the Notes, that all principal, interest and other amounts in respect thereof have been indefeasibly paid in full in cash and the requirements of the Indenture and this Agreement with respect to the Notes shall have been satisfied.

“Payment Date” means the 15th day of each calendar month beginning November 15, 2012; provided, however, that whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Permitted Investments” means any one or more of the following types of investments:

(a)           direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)           demand deposits, money market deposit accounts, time deposits or certificates of deposit of any depository institution (including the servicer, the indenture trustee or the owner trustee or any of their respective affiliates) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such

Sale and Servicing Agreement

depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of at least “A-1+” and from Moody’s of “Prime-1”;

(c)           commercial paper (including commercial paper of the servicer, the indenture trustee or the owner trustee or any of their respective affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of “A-1”+ and from Moody’s of “Prime-1”;

(d)           banker’s acceptances issued by any depository institution or trust company referred to in clause (b) above; and

(e)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above.

“Person” means any natural or juridical person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Principal Balance” means with respect to any Loan and any date of determination, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of that portion of all amounts received on or prior to such day with respect to such Loan and allocable to principal.

“Principal Collections” means, with respect to any Payment Date, the sum of the following amounts, without duplication: (a) that portion of all collections received on the Loans during or with respect to the related Collection Period that is allocable to principal in accordance with the related Contract, whether in the form of prepayments or scheduled return of principal, and (b) Liquidation Proceeds for the related Collection Period to the extent allocable to Principal Balance.

“Prospectus” means the prospectus supplement, dated as of October 3, 2012, and the prospectus, dated as of September 27, 2012.

“Publicly Offered Notes” means the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Purchased Asset” means a Loan purchased as of the close of business on the last day of a Collection Period by or on behalf of the Servicer pursuant to Section 4.07 or by or on behalf of the Loan Seller pursuant to Section 3.03 hereof.

Sale and Servicing Agreement

“Rating Agency” means either or each of Moody’s, or Standard & Poor’s, as indicated by the context.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given the ten (10) days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and (a) with respect to Standard & Poor’s, that Standard & Poor’s shall have notified the Issuing Entity or the Indenture Trustee in writing that such action will not result in a reduction, withdrawal or downgrade of the then-current rating of the Notes and (b) with respect to Moody’s, that Moody’s shall have notified the Issuing Entity or the Indenture Trustee in writing that such action will not result in a reduction, withdrawal or downgrade of the then-current rating of the Notes.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Administrator or the Issuing Entity pursuant to Section 10.01 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) unpaid principal amount of the Notes redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

“Registered Holder” means the Person in whose name a Note is registered on the Register on the related Record Date.

“Regular Principal Distribution Amount” means, for any Payment Date, an amount not less than zero equal to the excess of (a) the aggregate Note Balance of the Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for the current Payment Date over (b) the Net Pool Balance as of the end of the related Collection Period minus the Target Credit Enhancement Overcollateralization Amount; provided, however, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date for any Class of Notes will not be less than the amount that is necessary to reduce the Note Balance of each such Class, as applicable, to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531

Sale and Servicing Agreement

(January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuing Entity, the Notes or the Collateral or an amendment to a Basic Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b) termination of a Basic Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event or an Event of Default;

(d) the resignation, removal, replacement or substitution of the Indenture Trustee or the Owner Trustee; and

(e) with respect to the Indenture Trustee only, a required distribution to Noteholders is not made as of the required Payment Date under the Indenture.

“Repurchase Price” means, for each Loan, a price equal to (a) the remaining Principal Balance of such Loan as of the last day of the Collection Period related to the Payment Date on which the purchase or repurchase occurs, plus (b) accrued and unpaid interest on such Loan as of the last date of the related Collection Period, together with all unpaid amounts in respect of such Loan, less (c) Advances in respect of such Loan which have not been reimbursed in accordance with this Agreement.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01 of this Agreement.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the amount on deposit in the Reserve Account on such Payment Date.  In addition, if the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses first through ninth of Section 5.06(a) this Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Classes of Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Servicer’s Certificate, include such additional amount as may be necessary to pay all Outstanding Notes in full.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, after giving effect to all deposits to and withdrawals

Sale and Servicing Agreement

from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Account Balance with respect to that Payment Date.

“Responsible Officer” means, (i) with respect to Huntington, the Servicer, or the Depositor, the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary thereof or any officer identified to the Indenture Trustee by Huntington, the Servicer, or the Depositor as having day-to-day responsibilities for the performance of Huntington’s, the Servicer’s, or the Depositor’s, as the case may be, duties hereunder and (ii) with respect to the Owner Trustee, has the meaning set forth in the Indenture.

“Second Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the aggregate Note Balance of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the First Allocation of Principal for the current payment date over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for any Class of Class A Notes or the Class B Notes will not be less than the amount that is necessary to reduce the Note Balance of each such Class, as applicable, to zero (after the application of the First Allocation of Principal).

“Securities Account” means a “securities account” as that term is defined in Section 8-501(a) of the New York UCC.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means a “securities intermediary” as that term is defined in Section 8-102 of the New York UCC.

“Security Entitlement” means a “security entitlement” as that term is defined in Section 8-102 of the New York UCC.

“Servicer” means Huntington, as the servicer of the Loans and each successor to Huntington (in the same capacity) pursuant to Section 7.03 or Section 8.03.

“Servicer’s Annual Certification” has the meaning specified in Section 4.10.

“Servicer Remittance Date” means, with respect to any Payment Date, the date on which the Servicer is required to remit Principal Collections and Interest Collections to the Collection Account pursuant to Section 5.02.

“Servicer’s Accounting” means the report delivered in accordance with Section 5.08 of the Sale and Servicing Agreement.

Sale and Servicing Agreement

“Servicer’s Monthly Certificate” means a certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit B-1.

“Servicer Replacement Event” has the meaning set forth in Section 8.01.

“Servicing Fee” with respect to the servicing of the Loans means, with respect to each Payment Date, the sum of (a) an amount equal to the product of one twelfth (1/12) of the Servicing Fee Rate and the Net Pool Balance as of the first day of the related Collection Period and (b) any Supplemental Servicing Fees; provided, that with respect to the first Payment Date, the Servicing Fee will equal the sum of (i) the product of (x) a fraction equal to the number of days from but not including the Cutoff Date to and including September 30, 2012 over 360, (y) 1.00% and (z) the Net Pool Balance as of the Cutoff Date, (for the September Collection Period) and (ii) the product of (x) one-twelfth, (y) 1.00% and (z) the Net Pool Balance as of October 1, 2012 (for the October Collection Period).

“Servicing Fee Rate” means 1.00% per annum.

“Servicing Standard” has the meaning set forth in Section 4.01(a).

“Simple Interest Method” means, with respect to a Loan, the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable interest rate multiplied by the unpaid Principal Balance of such Loan multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was received by the Servicer.  The remainder of such payment is allocable to fees and charges, if any, and to principal in the manner determined at the discretion of the Servicer; provided, however, that the Servicer applies Liquidation Proceeds, insurance proceeds and amounts in respect of deficiency balances first to unpaid principal, second to interest, third to unpaid late fees, and fourth to any receivable relating to the premium paid on any force-placed insurance policy.

“Small Balance Waiver” means a waiver of any unpaid amounts not to exceed $25 owed with respect to a Loan in connection with its final payout, which is granted by the Servicer in accordance with the Servicing Standard.

“Specified Reserve Account Balance” means approximately $2,500,000 (which is approximately 0.25% of the Net Pool Balance as of the Cut-off Date).

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, and its successors.

“Starting Pool Balance” means an amount equal to the aggregate Principal Balance, as of the Cutoff Date, of the Loans listed on Schedule A hereto that are being conveyed on the Closing Date.

“State” means any state or territory of the United States of America, including the District of Columbia.

Sale and Servicing Agreement

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Target Credit Enhancement Overcollateralization Amount” means, with respect to any payment date, the excess, if any, of: (1) approximately $9,000,000 (which is 0.90% of the Net Pool Balance as of the Cutoff Date) over (2) the Specified Reserve Account Balance.

“Third Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the aggregate Note Balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal and Second Allocation of Principal for the current Payment Date over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, however, that the Third Allocation of Principal on and after the Final Scheduled Payment Date for any class of Class A Notes, the Class B Notes or the Class C Notes will not be less than the amount that is necessary to reduce the Note Balance of each such Class, as applicable, to zero (after the application of the First Allocation of Principal and Second Allocation of Principal).

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

“Trust Accounts” means the Collection Account, the Principal Distribution Account and the Reserve Account.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of August 31, 2012, among Depositor as grantor and beneficiary, and the Owner Trustee as trustee.

“Trust Certificate” has the meaning set forth in the Trust Agreement.

“Trustee Fees” means the fees payable by the Issuing Entity to the Indenture Trustee and the Owner Trustee, which fees shall not exceed an aggregate amount per annum equal to $100,000.

“Trust Officer” means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Managing Director, Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Basic Documents and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

Sale and Servicing Agreement

“UCC” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Underwriter” or “Underwriters” means, collectively, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., and The Huntington Investment Company.

“Underwriting Agreement” means the Underwriting Agreement, dated as of October 3, 2012, among the Underwriters, the Depositor and Huntington.

“Underwriting Policy” means the underwriting and documentation policies and procedures of the Servicer in connection with the origination of Loans as set forth in Exhibit D hereto, provided that, for purposes of the representations and warranties set forth in Sections 3.02(b) of the Asset Purchase Agreement made in connection with the origination of Loans prior to the Closing Date, the definition of “Underwriting Policy” as used therein shall be deemed to mean the underwriting and documentation policies and procedures of the Servicer in connection with the origination of Loans in effect at the time of such origination so long as, to the extent that there are any changes in such underwriting and documentation policies and procedures from those set forth in Exhibit D hereto, such changes are not materially adverse to the Noteholders.

Section 1.02. Other Definitional Provisions.

As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings:

(a) All terms defined in this Agreement have the respective meanings ascribed thereto herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles in the United States.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; “or” shall include “and/or”; and the term “including” means “including without limitation.”

Sale and Servicing Agreement

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) For purposes of Article V, references to payments by or on behalf of Loan Obligors or similar phrases shall include payments received with respect to the Loans from Persons other than the Servicer, the Loan Seller, or the Depositor.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (in case of agreements or instruments, to the extent permitted hereunder) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

[End of Article I]

Sale and Servicing Agreement

ARTICLE II.

CONVEYANCE OF LOANS; BOOKS AND RECORDS; PROVISIONS FOR CLOSING

Section 2.01. Conveyance of the Loans.   (a)   In consideration for (1) the Issuing Entity’s delivery to or upon the order of the Depositor of the Notes, and (2) an increase in the residual value of the equity interest in the Issuing Entity owned by the Depositor, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse, but subject to the other terms and conditions of this Agreement, (i) all right, title and interest of the Depositor in and to the Loans described in Schedule A to this Agreement, which are the Loans being conveyed by it on the Closing Date as part of the Starting Pool Balance, and (ii) all of the Depositor’s rights against the Loan Seller under the Asset Purchase Agreement, including the representations of the Loan Seller made therein and the Depositor’s right to enforce a breach of any such representation made with respect to any Conveyed Assets, and (iii) all of the Depositor’s right, title and interest in and to all of the Conveyed Assets whether or not described in the preceding clauses (i) through (ii) above.

(b) [Intentionally Omitted].

(c) As of the Closing Date, the Issuing Entity acknowledges (or will acknowledge pursuant to the Assignment) the conveyance to it of the Conveyed Assets transferred on such date, including all right and interest of the Depositor in and to the Conveyed Assets, receipt of which is hereby acknowledged by the Issuing Entity (or will be acknowledged pursuant to the Assignment).  Concurrent with such delivery, as of the Closing Date and pursuant to the Indenture the Issuing Entity pledges and/or assigns (or will pledge and/or assign pursuant to the Assignment) the Conveyed Assets and the other Collateral to the Indenture Trustee as security for the Notes.

Section 2.02. Ownership and Possession of Loan Files.   The ownership of the contents of the Loan Files with respect to each Conveyed Asset shall be vested in the Issuing Entity and pledged to the Indenture Trustee for the benefit of the Noteholders, as of the Closing Date, although possession of the Loan Files on behalf of and for the benefit of the Noteholders shall remain with the Custodian.

Section 2.03. Books and Records; Intention of the Parties.

(a) Books and records for each Conveyed Asset have been clearly marked to reflect the ownership of each Conveyed Asset, as of the Closing Date, by the Issuing Entity, pledged, as of the Closing Date, to the Indenture Trustee for the benefit of the Noteholders.

(b) It is the intention of the parties hereto that, other than for federal, state and local income, single business or franchise tax purposes, the transfer and assignment of the Conveyed Assets and the other Collateral on the Closing Date constitutes an absolute sale (and not a pledge to secure debt or other obligations of the Depositor) of the Conveyed Assets such that (i) the Conveyed Assets shall not be included in the bankruptcy estate of the Depositor pursuant to 11 U.S.C. § 541, (ii) the FDIC shall not, by exercise of its authority to disaffirm or repudiate

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contracts under Section 13(e) of the Federal Deposit Insurance Act, reclaim, recover or recharacterize as property of the Loan Seller any Conveyed Assets transferred by the Loan Seller to the Depositor or disregard the separateness of the Purchaser or the Issuing Entity from the Loan Seller, and (iii) the transfer of Conveyed Assets pursuant to this Agreement shall comply with the requirements of 12 C.F.R. Section 360.6.

(c) If any of the assignments and transfers of the Conveyed Assets to the Issuing Entity and the Depositor pursuant to the Asset Purchase Agreement and this Agreement, other than for federal, state and local income, single business or franchise tax purposes, is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the parties hereto intend that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and the Asset Purchase Agreement, and that, in such event, with respect to such property and proceeds thereof (including all Loans and related property), the Loan Seller, and the Depositor shall be deemed to have granted to the Issuing Entity as of the Closing Date, a first priority security interest in the entire right, title and interest of such Person in and to such property and the proceeds thereof.  In such event, with respect to such property, this Agreement and the Asset Purchase Agreement, shall constitute, and hereby is deemed by the parties to be, a security agreement under the New York UCC.

(d) The parties hereto intend to treat the Notes as indebtedness secured by the Collateral for federal, state and local income, single business and franchise tax purposes as provided for in Section 2.09(a) of the Indenture.

[End of Article II]

Sale and Servicing Agreement

ARTICLE III.

THE CONVEYED ASSETS

Section 3.01. Representations and Warranties of the Loan Seller; Assignment of Representations and Warranties by the Depositor.

(a) The Loan Seller hereby makes to the Issuing Entity each of the representations and warranties set forth in Section 3.02(b) of the Asset Purchase Agreement as of the date specified therein and consents to the assignment by the Depositor to the Issuing Entity of such representations and warranties and of the Depositor’s rights with respect to any breach thereof, including the right to require the Loan Seller to repurchase Conveyed Assets in accordance with the Asset Purchase Agreement.  Such representations and warranties speak as of the execution and delivery of this Agreement or as of such other date specified therein and shall survive the sale, transfer and assignment of the Conveyed Assets to the Issuing Entity and the pledge and/or assignment, as the case may be, of such Conveyed Assets to the Indenture Trustee.

(b) Pursuant to Section 2.01 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Issuing Entity all of its rights under the Asset Purchase Agreement, including the representations, warranties and covenants of the Loan Seller.  Each of the Depositor and the Loan Seller acknowledges that the Issuing Entity is relying on such representations and warranties in accepting the Conveyed Assets, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Loan Seller to repurchase or reallocate, as the case may be, Conveyed Assets in accordance with the Asset Purchase Agreement.  It is understood and agreed that the representations and warranties referred to in this Section 3.01 shall survive the sale of the Conveyed Assets to the Issuing Entity and the delivery thereof to the Custodian.

(c) The Loan Seller acknowledges the assignment of the Conveyed Assets from the Depositor to the Issuing Entity and Indenture Trustee and hereby agrees that the Issuing Entity and Indenture Trustee shall have the right to enforce any and all rights under the Asset Purchase Agreement assigned to the Issuing Entity herein, including (i) the right to cause the Loan Seller to repurchase any Loan with respect to which it is in breach of any of its representations and warranties set forth in Section 3.01(a) of this Agreement.  Such right may be enforced by the Issuing Entity directly against each of the Loan Seller as though the Issuing Entity and the Indenture Trustee were a party to the Asset Purchase Agreement, and the Issuing Entity shall not be obligated to exercise any such rights indirectly through the Depositor.

Section 3.02. Representations and Warranties of the Depositor.  The Depositor makes the following representations and warranties with respect to the Conveyed Assets being conveyed by it to the Issuing Entity, on which the Issuing Entity relies in accepting such Conveyed Assets.  Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale, transfer and assignment of the Conveyed Assets by the Depositor to the Issuing Entity and the pledge and/or assignment, as the case may be, thereof to the Indenture Trustee in accordance with the terms of the Indenture:

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(i) Title.  The Depositor is conveying all of its right, title and interest in such Conveyed Assets to the Issuing Entity.

(ii) All Filings Made.  The Depositor has caused all required filings (including UCC filings) to be made with respect to the transfer to the Issuing Entity of the Conveyed Assets being transferred by it and the pledge and/or assignment, as the case may be, thereof to the Indenture Trustee pursuant to the Indenture, to perfect the Issuing Entity’s and the Indenture Trustee’s interest in the Conveyed Assets.

(iii) Liens.  The Depositor has not taken any actions to create, incur or suffer to exist any Lien on or restriction on transferability of any Conveyed Asset except for the Lien of the Indenture and the restrictions on transferability imposed by this Agreement.

Section 3.03. Repurchase upon Breach of Representation: Treatment of Repurchase Price.

(a) Each of the Depositor, the Issuing Entity, the Loan Seller, and the Servicer shall inform the other parties to this Agreement promptly and in writing upon the discovery by it of (i) any breach of the Loan Seller’s representations and warranties deemed to be made pursuant to Section 3.01(a), in each case without regard to any limitation set forth in such representation or warranty concerning the knowledge of any Person as to the facts stated therein or (ii) any breach of the Depositor’s representations and warranties under Section 3.02 of this Agreement.

(b) Within thirty (30) days of the earlier of either discovery by, or notice to, the Loan Seller of any breach referred to in Section 3.03(a)(i) above (i) the Loan Seller shall use its best efforts to promptly cure such breach and (ii) if such breach is not cured, the Loan Seller shall repurchase such Loan which is the subject of such breach.  Any repurchase of a Loan pursuant to the foregoing provisions of this Section 3.03, shall be accomplished by payment to the Issuing Entity or its successors and assigns of the Repurchase Price on the Payment Date of the month immediately following the end of the Collection Period in which the thirty (30) day cure period referred to above has ended.

(c) The sole remedy of the Issuing Entity, the Indenture Trustee or the Noteholders with respect to a breach of a representation or warranty referred to in Section 3.01(a) of this Agreement or with respect to a breach of a representation or warranty contained in Section 3.02(b) of the Asset Purchase Agreement, provided neither such breach has been cured pursuant to Section 3.03(b) of this Agreement, shall be to require the Loan Seller to purchase such Loan pursuant to subsection (b) of this Section 3.03 (it being understood that the indemnification covenants of the Loan Seller hereunder and under the other Basic Documents shall still apply notwithstanding this clause (c)).

Sale and Servicing Agreement

Section 3.04. Appointment of Custodian; Custody and Delivery of Loan Files.   To assure uniform quality in servicing the Loans and to reduce administrative costs, the Issuing Entity hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuing Entity and the Indenture Trustee as Custodian of the Loan Files which are constructively delivered by the Issuing Entity to the Indenture Trustee on the Closing Date.

Section 3.05. Duties of Servicer as Custodian.

(a) The Servicer shall hold each Loan File as Custodian for the benefit of and as bailee of the Issuing Entity and the Indenture Trustee, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Loan File as shall enable the Issuing Entity to comply with this Agreement.  In performing its duties as Custodian, the Servicer shall act with reasonable care, and in accordance with the Servicing Standard.  The Servicer shall conduct, or cause to be conducted, periodic audits of the Loan Files held by it as Custodian under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuing Entity or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping.  The Servicer shall promptly report to the Issuing Entity and the Indenture Trustee any failure on its part to hold the Loan Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuing Entity or the Indenture Trustee of the Loan Files.

(b) The Servicer shall maintain each Loan File at one of its offices specified in Schedule B to this Agreement or at such other office as shall be specified to the Issuing Entity and the Indenture Trustee by written notice not later than thirty (30) days after any change in location.  Upon reasonable notice by the Issuing Entity or the Indenture Trustee, the Servicer shall make available to the Issuing Entity and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Loan Files and the related accounts, records and computer systems maintained by the Servicer during normal business hours and such review shall be conducted in a reasonable manner.

(c) Upon reasonable request from the Indenture Trustee or, if the Notes have been Paid In Full, from the Owner Trustee, the Servicer shall release any Loan File to the Indenture Trustee or the Owner Trustee, as the case may be, or to the agent or designee of the Indenture Trustee or the Owner Trustee, as the case may be, at such place or places as the Indenture Trustee or the Owner Trustee, as applicable, may reasonably designate as soon as practicable.  Upon the release and delivery of any such document in accordance with the instructions of the Indenture Trustee or the Owner Trustee, as the case may be, the Servicer shall be released from any further liability and responsibility under this Section 3.05 with respect to such documents and any other provision of this Agreement or any of the other Basic Documents if the fulfillment of the Servicer’s responsibilities is dependent upon possession of such documents, unless and until such time as such documents shall be returned to the Servicer.  In no event shall the Servicer be responsible for any loss occasioned by the Indenture Trustee’s or the Owner Trustee’s failure to return any Loan File or any portion thereof in a timely manner.

Section 3.06. Instructions; Authority to Act.   The Servicer shall be deemed to have received proper instructions with respect to the Loan Files upon its receipt of written instructions

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signed by a Trust Officer of the Indenture Trustee or by the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class or, if the Notes have been Paid In Full, of the Owner Trustee.

Section 3.07. Custodian’s Indemnification.

(a) The Custodian shall indemnify the Issuing Entity, the Owner Trustee and the Indenture Trustee and each of their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuing Entity, the Owner Trustee or the Indenture Trustee or any of their officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by Custodian of the Loan Files; provided, however, that the Custodian shall not be liable to the Issuing Entity, the Owner Trustee, the Indenture Trustee or any such officer, director, employee or agent of the Issuing Entity, the Owner Trustee or the Indenture Trustee for any portion of any such amount resulting from (i) actions taken by the Custodian pursuant to instructions as provided in Section 3.06, or (ii) release and delivery of documents by the Custodian as provided in Section 3.05(c) or (iii) the willful misfeasance, bad faith or gross negligence of such Person, or any such officer, director, employee or agent of such Person.

(b) Indemnification under this Section 3.07 shall survive the resignation or removal of the Custodian or the termination of this Agreement with respect to acts or omissions of the Custodian preceding such resignation or removal or termination and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Custodian shall have made any indemnity payments pursuant to this Section 3.07 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Custodian.

Section 3.08. Effective Period and Termination.  The Servicer’s appointment as Custodian shall become effective as of the Closing Date and shall continue in full force and effect unless and until terminated pursuant to this Section 3.08.  If the Servicer or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer or any successor Servicer are terminated under Section 8.01(a) by the Issuing Entity or by the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class in the same manner as the Indenture Trustee or such Noteholders may terminate the rights and obligations of the Servicer under Section 8.01(a).  The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer’s appointment as Custodian, with cause, at any time upon written notification to the Servicer.  As soon as practicable after any termination of such appointment (but in no event more than five (5) Business Days after any such termination of appointment), the Servicer shall deliver the Loan Files to the Indenture Trustee or the Indenture Trustee’s agent at such place or places as the Indenture Trustee may reasonably designate.  Notwithstanding the termination of Huntington as Custodian, the Indenture Trustee and the Issuing Entity agree that, upon any such termination and for so long as Huntington remains the Servicer hereunder, the Indenture Trustee or the Issuing Entity, as the case may be, shall provide, or cause its agent to provide, access to the Loan Files to Huntington as the Servicer for the purpose of enabling Huntington as the Servicer to perform its obligations under this Agreement with respect to the

Sale and Servicing Agreement

servicing of the Loans and that Huntington shall be reimbursed for its reasonable costs and expenses incurred in connection with such access.

Section 3.09. Risk Retention.

The Loan Seller, as sponsor, shall retain an economic interest in a material portion of the credit risk of the Loans, which interest may be satisfied by retaining a representative sample of loans equal to not less than 5% of the initial Principal Balance of the Loans.  This retained interest may not be sold, pledged or hedged, except for the hedging of interest rate or currency risk, during the term of the transactions contemplated hereby.

[End of Article III]

Sale and Servicing Agreement

ARTICLE IV.

ADMINISTRATION AND SERVICING OF CONVEYED ASSETS

Section 4.01. Duties of Servicer.

(a) The Servicer, for the benefit of the Noteholders, shall manage, service, administer and make collections on the Conveyed Assets and perform the other actions required by the Servicer under this Agreement.  The Servicer shall be required to service the Loans in accordance with (i) its customary procedures for servicing automobile loans for which it is the owner or the appointed servicer from time to time which such procedures on the Closing Date are as set forth in Exhibit C hereto or (ii) in the event that Exhibit C does not specify a standard with respect to a particular servicing function, in accordance with its usual and customary procedures consistent with the procedures employed by institutions that service motor vehicle installment contracts or motor vehicle installment loan notes for their own account or for the account of third parties (the “Servicing Standard”).  Huntington agrees that for so long as Huntington is the Servicer, the Servicing Standard shall be consistent in all material respects with the servicing standards with respect to dealer-originated motor vehicle loans, for which Huntington or any of its affiliates is the owner or the appointed servicer from time to time.

(b) The Servicer’s duties shall include the collection and posting of all payments on the Conveyed Assets, responding to inquiries of Loan Obligors, investigating delinquencies, sending payment coupons to Loan Obligors, reporting any required tax information to Loan Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and performing the other duties specified herein.  The Servicer also shall administer and enforce all rights of the Issuing Entity as holder of the Conveyed Assets and the Indenture Trustee as pledgee of the Conveyed Assets and shall enforce the provisions of the applicable Dealer Agreements and assignment forms.  To the extent consistent with the Servicing Standard, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Conveyed Assets that it may reasonably in good faith in accordance with the Servicing Standard deem necessary or desirable.

(c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself and any one or more of the Issuing Entity, the Owner Trustee or the Indenture Trustee any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Conveyed Assets and with respect to the Financed Vehicles; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except (x) pursuant to an order from a court of competent jurisdiction or a directive from an arbitrator in an arbitration proceeding or (y) in settlement of a legal proceeding in court or in arbitration in a manner consistent with the applicable Servicing Standard or (z) otherwise in accordance with the Servicing Standard, execute documents that would release a Loan Obligor from payment of any unpaid amount due under any Loan reduce the related APR on a Loan, waive the right to collect the unpaid balance

Sale and Servicing Agreement

of any Loan from the related Obligor, release any Loan Obligor from its obligations with respect to a Loan, extend the final payment date under any Loan beyond the Final Scheduled Payment Date.  Notwithstanding the foregoing, the Servicer may grant a Small Balance Waiver with respect to any Loan.

(d) The Servicer is hereby authorized to commence, in its own name or in the name of the Issuing Entity, the Indenture Trustee or the Owner Trustee, a legal proceeding to enforce the rights of the Issuing Entity under any Contract pursuant to Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Loan, a Loan Obligor or a Financed Vehicle.  If the Servicer commences or participates in any such legal proceeding in its own name, the Indenture Trustee or the Issuing Entity shall thereupon be deemed to have automatically assigned the applicable Conveyed Asset to the Servicer, solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee or the Issuing Entity to execute and deliver in the Indenture Trustee’s or the Issuing Entity’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce the rights of the Issuing Entity under the contract on the ground that it shall not be a real party in interest or a holder entitled to enforce such rights, the Owner Trustee shall, subject to the terms of the Trust Agreement, at the Servicer’s expense and direction, take steps to enforce such rights, including bringing suit in its name or the name of the Issuing Entity, the Indenture Trustee or the Noteholders.  The Owner Trustee and the Indenture Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(e) For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly set forth herein or otherwise authorized by the Issuing Entity, the Servicer shall have no authority to act for or represent the Issuing Entity, the Owner Trustee, the Indenture Trustee or any Noteholder in any way and shall not otherwise be deemed an agent of the Issuing Entity, the Owner Trustee, the Indenture Trustee or any Noteholder.

Section 4.02. Collection of Payments on Loans; Extensions.

(a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, in accordance with the Servicing Standard.  Notwithstanding the foregoing, the Servicer is authorized in its discretion to grant a Small Balance Waiver with respect to any Loan, and to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Conveyed Asset.

(b) (i) The Servicer may grant payment extensions and holidays on the Loans in accordance with the Servicing Standard and as required by law; provided, however, that no such extension shall extend the final payment date on any Loan beyond the last day of the Collection Period ending six months prior to the Payment Date occurring in the Final Scheduled Payment

Sale and Servicing Agreement

Date of the Notes, and (ii) upon any extension of a Loan not in accordance with Section 4.02(b)(i) or upon the reduction of the contract rate or outstanding principal balance of any Loan other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act), the Servicer shall be required to purchase the related Loan in accordance with Section 4.07.  Notwithstanding the foregoing, the Servicer, in accordance with the Servicing Standard, may waive any unpaid amounts not to exceed $25 owed with respect to a receivable in connection with its final payout.

Section 4.03. Realization upon Loans.

(a) Consistent with the Servicing Standard (and subject to clause (b) below), the Servicer shall use commercially reasonable efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Loan with respect to which the Servicer shall have determined that eventual payment in full is unlikely.  The Servicer shall begin such repossession and conversion procedures as soon as practicable after default on such Loan in accordance with its customary procedures in accordance with the Servicing Standard; provided, however, that the Servicer will not repossess a Financed Vehicle within such time period if it calculates that the proceeds ultimately recoverable with respect to such Loan would be increased by forbearance.  In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating a Loan, the Servicer is authorized to follow such customary practices and procedures as it shall reasonably deem necessary or advisable, consistent with the Servicing Standard, which practices and procedures may include the sale of the related Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize upon a Loan; provided, however, that if the Servicer is unable to liquidate a Loan within sixty (60) days of repossessing or otherwise converting the ownership of a Financed Vehicle, the Servicer shall purchase from the Issuing Entity the Financed Vehicle in the manner set forth in Section 4.07, provided, further, that in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its reasonable judgment that such repair or repossession shall increase the related Liquidation Proceeds by an amount materially greater than the expense for such repair or repossession.  The Servicer shall be entitled to recover all expenses incurred by it that are reasonably allocated to repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of the sale of such Financed Vehicle or any deficiency obtained from the related Loan Obligor.

(b)  [Intentionally Omitted].

(c) [Intentionally Omitted].

(d) Huntington agrees to pay all amounts due in respect of Huntington Debt Forgiveness Policies as and to the same extent as if it were a third party providing such protection with the Issuing Entity or the Indenture Trustee named as loss payee.

Section 4.04. Physical Damage Insurance.   The Servicer shall, in accordance with the Servicing Standard, require that each Loan Obligor shall have obtained physical loss damage insurance covering the related Financed Vehicle as of the execution of the related Contract.

Sale and Servicing Agreement

Section 4.05. Maintenance of Security Interests in Financed Vehicles; Other Amounts.

(a) The Servicer shall, in accordance with the Servicing Standard, take such steps as are necessary to maintain the perfection of the security interest created by each Loan in the related Financed Vehicle.  The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuing Entity and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.  In the event that the assignment of a Loan to the Issuing Entity is insufficient, without a notation on the related Financed Vehicle’s certificate of title or without fulfilling any additional administrative requirements under the laws of the State in which such Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuing Entity and the Indenture Trustee, each of the Servicer and Huntington hereby agree that the designation of Huntington as the secured party on such certificate of title shall only be in its capacity as agent of the Issuing Entity and the Indenture Trustee.

(b) [Intentionally Omitted].

(c) The Loan Seller, the Depositor, the Issuing Entity, the Indenture Trustee and the Servicer hereby agree that, upon the occurrence of a Servicer Replacement Event, the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class may take or cause to be taken such actions as may, in the opinion of counsel to such Noteholders, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Issuing Entity, including by amending the title documents of the Financed Vehicles.  The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.  If such expenses are not paid within fifteen (15) days after delivery of any invoice therefor, such expenses shall be paid pursuant to Section 5.06(b)(i).

(d) [Intentionally Omitted].

Section 4.06. Covenants of Servicer.   By its execution and delivery of this Agreement, the Servicer hereby covenants as follows (upon which covenants the Issuing Entity, the Indenture Trustee and the Owner Trustee rely in accepting the Conveyed Assets and delivering the applicable Notes):

(a) Liens in Force.  No Financed Vehicle securing a Loan shall be released in whole or in part from the security interest granted by the Loan Obligor, except upon payment in full of such Loan (subject to any Small Balance Waiver) or as otherwise contemplated herein or in accordance with the Servicing Standard.

(b) [Intentionally Omitted].

(c) No Impairment.  The Servicer shall do nothing to impair the rights of the Issuing Entity or the Indenture Trustee in the property of the Issuing Entity.

(d) No Amendments.  The Servicer shall not extend or otherwise amend the terms of any Conveyed Asset, except in accordance with the Servicing Standard and Section 4.02(b).

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(e) Notice of Material Litigation. The Servicer shall provide notice of material litigation, actions or judgments involving any Huntington Entity to the Issuing Entity and the Indenture Trustee; provided that, except with respect to any such material litigation, actions or judgments involving the Issuing Entity or the Depositor, the Servicer shall be deemed to have complied with the foregoing covenant with respect to any material litigation or judgments relating to the Servicer, to the extent that it or its parent company (Huntington Bancshares Incorporated) properly complied with its disclosure obligations under the Securities Exchange Act of 1934.

(f) Compliance with Agreement, Basic Documents and Applicable Law.  The Servicer shall comply with its obligations under this Agreement and the Basic Documents to which it is a party.  The Servicer shall comply with all Applicable Law where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(g) Arm’s Length.  With respect to its obligations in connection with the Conveyed Assets, the Servicer shall transact and deal with its Affiliates on an arm’s length basis.

(h) Licenses and Approvals.  The Servicer shall ensure that it has and maintains all licenses and approvals necessary for the conduct of its business in the jurisdictions where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(i) Restrictions on Liens.  The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien (other than suffering to exist any tax liens, mechanics’ liens and any other liens that attach to property by operation of law (including without limitation statutory purchase liens) to the extent the applicable obligations are not past due) on or restriction on transferability of any Conveyed Asset except for the Lien of the Indenture and the restrictions on transferability imposed by this Agreement or (B) other than as contemplated herein, file or authorize the filing in any jurisdiction of any UCC financing statement that names Huntington, Depositor or any other Person as a debtor, and any Person other than the Depositor, the Indenture Trustee or the Issuing Entity as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, in each case with respect to the Conveyed Assets or the related property.

Section 4.07. Purchase of Loans by Servicer upon Breach of Covenant.  Upon discovery by any of the Servicer, the Loan Seller, the Depositor, the Issuing Entity or the Indenture Trustee of a breach of any of the covenants set forth in Section 4.02(b)(i) or in Section 4.04, Section 4.05(a) or Section 4.06(a), (c), (d), (g) or (h), the party discovering such breach shall give prompt written notice to the other parties hereto; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.07.  On or before the last day of the first Collection Period commencing after its discovery or receipt of notice of the breach of any covenant set forth in Section 4.02(b)(i), Section 4.04, Section 4.05(a) or Section 4.06(a), (c), (d), (g) or (h), the Servicer shall, unless such breach shall have been cured by such date, purchase from the Issuing Entity the Conveyed Asset affected by such breach.  In consideration of the purchase or reallocation of such Conveyed Asset, the Servicer shall remit the related Repurchase Price into the Collection Account, with written notice to the Indenture

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Trustee of such deposit, in the manner specified in Section 5.02.  Subject to Section 7.02, it is understood and agreed that the obligation of the Servicer to purchase any Conveyed Asset with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Issuing Entity, the Owner Trustee, the Indenture Trustee or the Noteholders.

Section 4.08. Servicing Fee.  The Servicing Fee shall be payable to the Servicer on each Payment Date.  The part of the Servicing Fee that is based on the Servicing Fee Rate shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.  The Servicer shall be required to pay all expenses (apart from certain expenses incurred in connection with liquidating a financed vehicle related to a receivable, such as auction, painting, repair or refurbishment in respect of that financed vehicle) incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Owner Trustee and the Indenture Trustee and any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities).

Section 4.09. Servicer’s Monthly Certificate.  Not later than 10:00 a.m. (New York City time) on each Determination Date, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee, with a copy to each Rating Agency, a Servicer’s Monthly Certificate containing all information necessary to make the payments to be made on the related Payment Date pursuant to Section 5.06 for the related Collection Period and any other information the Indenture Trustee may reasonably request, which certificate shall attach a copy of each schedule of collateral delivered by Huntington to the Federal Reserve Bank of Cleveland pursuant to the Federal Reserve Agreements in the previous Collection Period.  Such Servicer’s Monthly Certificate shall be certified by a Responsible Officer of the Servicer that the information provided is complete, accurate and no event has occurred that, with notice or passage of time, would be an Event of Default or a Servicer Replacement Event.

Section 4.10. Annual Officer’s Certificate; Notice of Servicer Replacement Event.

(a) The Servicer shall deliver to the Owner Trustee, the Depositor, the Indenture Trustee, and each Rating Agency, prior to March 15th of each calendar year, beginning with March 15, 2013, an officer’s certificate signed by a Responsible Officer of the Servicer (the “Servicer’s Annual Certification”) in substantially the form of Exhibit B-2 providing such information as is required under Item 1123 of Regulation AB.

(b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, each Rating Agency and the Depositor, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer’s certificate from a Responsible Officer thereof of any event that is, or with the giving of notice or lapse of time or both would become, a Servicer Replacement Event.

(c) The Servicer will deliver to the Issuing Entity on or before March 15 of each year, beginning on March 15, 2013, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under

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paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

Section 4.11. Annual Registered Public Accounting Firm Attestation Report.

(a) On or before the 75th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2012, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Loan Seller or their respective Affiliates) to furnish to the Issuing Entity with a copy to the Indenture Trustee, the Loan Seller and each Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

Section 4.12. Access to Certain Documentation and Information Regarding Loans.The Servicer shall provide to representatives of the Owner Trustee, the Indenture Trustee, and the Noteholders reasonable access to the documentation regarding the Conveyed Assets.  Access shall be afforded without charge, but only upon reasonable request and conducted in a reasonable manner, during the normal business hours at the offices of the Servicer.  Nothing in this Section shall affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Loan Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.12.

Section 4.13. Term of Servicer.  The Servicer hereby covenants and agrees to act as Servicer under, and for the term of, this Agreement.

Section 4.14. Access to Information Regarding Trust and Basic Documents.  The Servicer shall furnish to the Owner Trustee and the Indenture Trustee from time to time such information regarding the Issuing Entity, or the Basic Documents as the Owner Trustee and Indenture Trustee (i) shall reasonably request prior to an Event of Default or (ii) shall request after an Event of Default.  Upon request, the Indenture Trustee shall furnish to the Owner Trustee annually a copy of the Register; provided, however, the Indenture Trustee shall not be obligated to furnish a copy of the Register more than once each calendar year.  The Servicer shall furnish to the Owner Trustee copies of all documents and reports required to be provided by the Servicer pursuant to this Article IV.

Section 4.15. Agreement on Compliance.  The Servicer agrees that, should any governmental authority with bank regulatory powers find that the terms of this Agreement, or any agreement relating to the servicing of the Conveyed Assets constitute an unsafe and unsound condition with respect to the Servicer and such governmental authority notifies the Servicer of such finding, then the Servicer shall negotiate in good faith with the Issuing Entity to correct any such deficiencies and to bring this Agreement into compliance with Applicable Law.

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Section 4.16. Exchange Act Filings.

The Issuing Entity hereby authorizes the Servicer and the Depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuing Entity and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.

Section 4.17. Compliance with the FDIC Rule.

(a) Huntington, in its capacity as Servicer, Administrator and Loan Seller agrees to (i) perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) facilitate compliance with Article XII of the Indenture by Huntington as Loan Seller, the Servicer and the Administrator.

(b) The Depositor agrees to (i) perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) facilitate compliance with Article XII of the Indenture by the Depositor.

[End of Article IV]

Sale and Servicing Agreement

ARTICLE V.

DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS

Section 5.01. Establishment of Accounts.

(a) The Issuing Entity, for the benefit of the Noteholders, shall cause the Indenture Trustee to establish and maintain in the name of the Indenture Trustee an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(b) The Issuing Entity, for the benefit of the Noteholders, shall cause the Indenture Trustee to establish and maintain in the name of the Indenture Trustee an Eligible Account (the “Principal Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(c) The Issuing Entity, for the benefit of the Noteholders, shall cause the Indenture Trustee to establish and maintain in the name of the Indenture Trustee an Eligible Account (the “Reserve Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(d) Reserved.

(e) (i)    Funds on deposit in any Trust Account shall be invested by the Indenture Trustee in Permitted Investments selected by the Servicer and notified in writing to the Indenture Trustee; provided, however, that if the Servicer fails to select any Permitted Investment and notify the Indenture Trustee of such selection, the Indenture Trustee shall invest funds on deposit in any Trust Account, as the case may be, in a Permitted Investment described in clause (d) of the definition of “Permitted Investment” herein.  Permitted Investments are limited to obligations or securities that mature on or before the next Payment Date. All such Permitted Investments shall be held by the Indenture Trustee for the benefit of the Noteholders.  Amounts invested in Permitted Investments may not be converted into cash, sold or otherwise disposed of other than (i) upon maturity of the related investment, (ii) upon the date the related investment no longer meets the investment criteria of a Permitted Investment, or (iii) on any Payment Date, in order to allow the amount invested to be distributed to the Noteholders or Certificateholders in accordance with Section 5.06 herein.

(ii) On each Payment Date, Net Investment Earnings on the amounts in the Collection Account shall be distributed by the Indenture Trustee to the Noteholders and Certificateholders in accordance with Section 5.06 herein, prior to distributions made from Available Funds.

(iii) On each Payment Date, if the amount in the Reserve Account, not including any investment earnings, is less than the Specified Reserve Account Balance, Net Investment Earnings on amounts on deposit in the Reserve Account shall be retained in the Reserve Account to the extent required to increase the amount in the Reserve

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Account to the Specified Reserve Account Balance and any excess shall be deposited into the Collection Account and included in and distributed as Interest Collections for that Payment Date. On each Payment Date, if the amount in the Reserve Account, not including any investment earnings, is equal to or greater than the Specified Reserve Account Balance, Net Investment Earnings shall be distributed by the Indenture Trustee to the Noteholders and Certificateholders in accordance with Section 5.06 herein (prior to distributions made from Net Investment Earnings on the Collection Account and Available Funds).

(f) In the event that there are Net Investment Losses in Permitted Investments chosen by the Servicer, the Servicer shall deposit the amount of such Net Investment Losses into the Collection Account no later than one (1) Business Day prior to the Payment Date.  The Indenture Trustee shall not be held liable in any way for any Net Investment Losses, except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.

(g) (i)           The Indenture Trustee shall possess all right, title and interest in all funds and investment property on deposit from time to time in or credited to the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investment property, proceeds and income shall be part of the assets of the Issuing Entity, except as otherwise set forth herein.  The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.  If, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments from the account that is no longer an Eligible Account to the new Trust Account.

(ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts, subject to the last sentence of Section 5.01(g)(i); and each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a Securities Intermediary acting solely for the Indenture Trustee;

(C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery”

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and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(D) any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security; and

(E) any Trust Account Property that is a Security Entitlement shall be delivered in accordance with paragraph (d) of the definition of “Delivery” herein and shall be held pending maturity or disposition by the Indenture Trustee or a securities intermediary acting solely for the Indenture Trustee.

(iii) The Servicer shall have the power, (which power shall be revocable by the Indenture Trustee, or by the Owner Trustee with the consent of the Indenture Trustee, following a Servicer Replacement Event) to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts held by the Indenture Trustee for the purpose of withdrawing any amounts deposited in error into such accounts and withdrawing therefrom amounts that the Servicer is authorized to withdraw in accordance with Section 5.06(a).

Section 5.02. Collections.

The Servicer shall remit to the Collection Account all Principal Collections and Interest Collections within two (2) Business Days of receipt thereof irrespective of the Collection Period for which such Principal Collections and Interest Collections are applicable.

Section 5.03. Application of Collections.  All payments by or on behalf of a Loan Obligor during each Collection Period with respect to each Loan shall be allocated to interest, fees, principal and other amounts in accordance with the Simple Interest Method and the Servicer’s customary procedures.

Section 5.04. Reserved.

Section 5.05. Reserved.

Section 5.06. Distributions; Payment Notification.   Prior  to any acceleration of the Notes pursuant to Section 5.02 of the Indenture, on each Payment Date, the Indenture Trustee (based on information contained in, and as directed by, the Servicer’s Monthly Certificate delivered on or before the related Determination Date pursuant to Section 4.09) shall make the following deposits and distributions, to the extent of Net Investment Earnings on the Reserve Account, Net Investment Earnings on the Collection Account, Available Funds and the Reserve Account Draw Amount on deposit in the Collection Account for such Payment Date (in that order), in the following order of priority:

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(i) first, to the Servicer, the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees with respect to prior Collection Periods;

(ii) second, to the Class A Noteholders, the Accrued Class A Note Interest for the related Interest Period, pro rata based on their respective interest entitlements;

(iii) third, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 5.06(b) of this Agreement, the First Allocation of Principal, if any;

(iv) fourth, to the Class B Noteholders, the Accrued Class B Note Interest for the related Interest Period;

(v) fifth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 5.06(b) of this Agreement, the Second Allocation of Principal, if any;

(vi) sixth, to the Class C Noteholders, the Accrued Class C Note Interest for the related Interest Period;

(vii) seventh, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 5.06(b) of this Agreement, the Third Allocation of Principal, if any;

(viii) eighth, to the Class D Noteholders, the Accrued Class D Note Interest for the related Interest Period;

(ix) ninth, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 5.06(b) of this Agreement, the Fourth Allocation of Principal, if any;

(x) tenth, to the Reserve Account, any additional amounts required to increase the amount in the Reserve Account up to the Specified Reserve Account Balance;

(xi) eleventh, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 5.06(b) of this Agreement, the Regular Principal Distribution Amount, if any;

(xii) twelfth, to the Administrator, the Owner Trustee and the Indenture Trustee, accrued and unpaid fees, reasonable expenses and indemnification amounts due and owing under this Agreement, the Trust Agreement, the Administration Agreement and the Indenture, as applicable, which have not been previously paid; and

(xiii) thirteenth, to the Certificate Distribution Account, any funds remaining for distribution to the Certificateholders.

Notwithstanding any other provision of this Section 5.06, following the occurrence and during the continuation of an Event of Default which has resulted in an

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acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.04(b) of the Indenture.

After the payment in full of the Notes, and all other amounts payable under Section 5.06(a), all Collections shall be paid to or in accordance with the instructions provided from time to time by the Certificateholder.

(b) Prior to the acceleration of the Notes pursuant to Section 5.02 of the Indenture, on each Payment Date and the Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Principal Distribution Account to Noteholders in respect of principal of the Notes to the extent of the funds therein in the following order of priority:

(i) first, to the Holders of the Class A-1 Notes, until the Class A-1 Notes are paid in full;

(ii) second, to the Holders of the Class A-2 Notes, until the Class A-2 Notes are paid in full;

(iii) third, to the Holders of the Class A-3 Notes, until the Class A-3 Notes are paid in full;

(iv) fourth, to the Holders of the Class A-4 Notes, until the Class A-4 Notes are paid in full;

(v) fifth, to the Holders of the Class B Notes, until the Class B Notes are paid in full;

(vi) sixth, to the Holders of the Class C Notes, until the Class C Notes are paid in full; and

(vii) seventh, to the Holders of the Class D Notes, until the Class D Notes are paid in full.

Section 5.07. Additional Deposits and Payments.

(a)   On each Payment Date, the Servicer and the Seller will deposit into the Collection Account the aggregate Repurchase Price with respect to Loans purchased by the Servicer pursuant to Section 4.07 or the Seller pursuant to Section 3.03, respectively, on such Payment Date and the Servicer will deposit into the Collection Account all amounts, if any, to be paid under Section 9.01 in connection with the optional purchase.  All such deposits with respect to a Payment Date will be made, in immediately available funds by 11:00 a.m., New York City time, on such Payment Date related to such Collection Period.

(b)           The Indenture Trustee will, on each Payment Date, withdraw from the Reserve Account the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account.

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(c)           The Indenture Trustee will, on the Payment Date relating to each Collection Period, withdraw from the Reserve Account the Reserve Account Draw Amount and deposit such amount in the Collection Account.

(d)           On the Closing Date the Seller will deposit (or cause to be deposited) into the Reserve Account an amount equal to the Initial Reserve Account Deposit Amount.

(e)           Reserved.

(f)           The Indenture Trustee shall receive written instructions from the Servicer (which may be in the form of a written order or request of the Servicer signed by an Authorized Officer of the Servicer) directing the Indenture Trustee to make the foregoing deposits and payments.

Section 5.08. Statements to Noteholders and the Indenture Trustee.  On or before each Determination Date, the Servicer shall deliver to the Indenture Trustee and each Paying Agent, with a copy to each Rating Agency, and the Indenture Trustee (upon receiving notice from the Issuing Entity that the statement has been posted on the Rule 17g-5 Website) shall make available on its website, as described below such copy to the Issuing Entity and to each Noteholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (to the extent applicable):

(a)           the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b)           the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance, the Class C Note Balance and the Class D Note Balance, in each case after giving effect to payments on such Payment Date;

(c)           (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

(d)           the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Regular Principal Distribution Amount for such Payment Date;

(e)           the Net Pool Balance and the Note Factor as of the close of business on the last day of the preceding Collection Period;

(f)           the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees;

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(g)          the amount of the Class A Noteholders’ Interest Carryover Shortfall the Class B Noteholders’ Interest Carryover Shortfall, the Class C Noteholders’ Interest Carryover Shortfall and the Class D Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(h)          the aggregate Repurchase Price with respect to repurchased Loans paid by (i) the Servicer and (ii) the Seller with respect to the related Collection Period;

(i)           the amount of Collections for the related Collection Period;

(j)           Reserved;

(k)          Reserved;

(l)           Reserved;

(m)         the number of, and aggregate amount of payments due on, the related Loans which are delinquent as of the end of the related Collection Period;

(n)          the aggregate amount of proceeds received by the Servicer, net of reimbursable out-of-pocket expenses, in respect of a Loan which is a Net Loss Asset;

(o)          the amount remaining of any overcollateralization;

(p)          the number and Outstanding Principal Balance of Loans for which the related Financed Vehicle has been repossessed; and

(s)           any change in the fees payable hereunder or pursuant to the Indenture or the Trust Agreement.

Each amount set forth pursuant to paragraph (a) or (g) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the Initial Note Balance of the Notes (or Class thereof).

The Indenture Trustee will make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 5.08 and Section 7.04(c) of the Indenture.  Any information that is disseminated in accordance with the provisions of this Section 5.08 shall not be required to be disseminated in any other form or manner.  The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at “www.tss.db.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Servicer, the Issuing Entity or any Paying Agent.  In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

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The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Certificate delivered by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Certificate.

Section 5.09. Advances by the Servicer.

(a) Subject to the Servicer determination that an Advance would not represent a Nonrecoverable Advance by the close of business on the Servicer Remittance Date, the Servicer shall make an Advance, out of its own funds or from amounts held for future distributions, by deposit into the Collection Account, equal to the aggregate of all scheduled payments of interest on the Loans which were due during the immediately preceding Collection Period that remained unpaid at the end of such Collection Period or were not otherwise due during such Collection Period because the payment was deferred by the Servicer.

(b) On each Payment Date, the Servicer shall reimburse itself from amounts received in respect of late scheduled payments of interest for the Outstanding Amount Advanced to the extent of actual collections of late scheduled payments of interest under Loan Contracts.

(c) If the Servicer determines that any Advance made pursuant to this Section 5.09 has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced with respect to each Advance, then the Servicer shall reimburse itself out of funds in the Collection Account for the amount of such Nonrecoverable Advance together with interest thereon, but only to the extent of such Outstanding Amount Advanced.

[End of Article V]

Sale and Servicing Agreement

ARTICLE VI.

THE DEPOSITOR

Section 6.01. Representations of the Depositor.  The Depositor makes the following representations to the Issuing Entity, the Servicer, the Indenture Trustee, the Loan Seller, as of the execution and delivery of this Agreement and as of the Closing Date.  The Issuing Entity relies on such representations of the Depositor in accepting the Conveyed Assets.  Such representations shall survive the sale, transfer and assignment of the Conveyed Assets being sold by the Depositor to the Issuing Entity and the pledge thereof to the Indenture Trustee in accordance with the terms of the Indenture.

(a) Organization and Good Standing.  The Depositor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority under its amended and restated limited liability company agreement and under the Delaware Limited Liability Company Act to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification.  The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would adversely affect the Depositor’s ability to transfer the Conveyed Assets being conveyed by it to the Trust pursuant to this Agreement or the validity or enforceability of the Loans.

(c) Power and Authority.  The Depositor has the power and authority under its amended and restated limited liability company agreement and under the Delaware Limited Liability Company Act to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuing Entity, and the Depositor shall have duly authorized such sale and assignment to the Issuing Entity by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action.

(d) Binding Obligation.  This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and relating to general principles of equity (whether applied in a proceeding at law or in equity).

(e) No Violation.  The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, the

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amended and restated limited liability company agreement of the Depositor or any indenture, agreement, mortgage, deed of trust or other instrument or agreement to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or agreement other than this Agreement and the other Basic Documents; or violate any law, order, rule or regulation applicable to the Depositor of any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor.

(f) No Proceedings.  There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened, against the Depositor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties:  (i) asserting the invalidity of this Agreement or any other Basic Document; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (iii) that could adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (iv) seeking to adversely affect the federal income tax attributes of the Trust or the Notes.

(g) No Consents.  The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

Section 6.02. Entities’ Existence.   During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.  In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm’s-length basis.  The Depositor shall not merge or consolidate with any other entity or otherwise amend its organizational documents except in accordance with the provisions of its organizational documents.

Section 6.03. Limitation on Liability of Depositor and Others.   The Depositor and any director, officer, employee or agent thereof may reasonably rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

Section 6.04. Depositor May Own Notes.   The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights

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as it would have if it were not the Loan Seller, the Depositor or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

[End of Article VI]

Sale and Servicing Agreement

ARTICLE VII.

THE SERVICER

Section 7.01. Representations of Servicer.   The Servicer makes the following representations upon which the Issuing Entity is deemed to have relied in acquiring the Conveyed Assets.  Such representations are made as of the date of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the transfer of the Conveyed Assets to the Issuing Entity and the pledge and/or assignment, as the case may be, thereof to the Indenture Trustee in accordance with the terms of the Indenture.

(a) Organization and Good Standing.  It is a national banking association duly organized and validly existing as a banking institution under the laws of the United States and continues to hold a valid certificate to do business as such.  It is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect.  It has, and at all relevant times had, the power, authority and legal right to acquire, own, and service the Conveyed Assets.

(b) Securitization Structure.  It is the holder of 100% of the equity and voting interest in the Depositor.

(c) Licenses and Approvals.  It has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so could reasonably be expected to materially and adversely affect its ability to acquire, own and service the Conveyed Assets.

(d) Power and Authority.  It has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by it by all necessary action.

(e) Binding Obligation.  This Agreement and the other Basic Documents to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.

(f) No Violation.  It is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument to which it is a party except where such default could not reasonably be expected to have a material adverse effect on the Noteholders.  The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles of association or bylaws or any indenture, agreement, mortgage, deed of trust or other instrument or

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agreement to which it is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or agreement, other than this Agreement and the other Basic Documents, or violate any law, order, rule or regulation applicable to it of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

(g) No Proceedings.  There are no proceedings or investigations pending, or to its knowledge threatened, against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties:  (i) asserting the invalidity of this Agreement or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents; or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(h) No Consents.  The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

Section 7.02. Indemnities of Servicer.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the representations made by the Servicer under this Agreement and the other Basic Documents.

(b) The Servicer shall indemnify the Issuing Entity, the Owner Trustee and the Indenture Trustee and any of the officers, directors, employees and agents of each such Person from and against any and all costs (including reasonable legal fees and expenses), expenses, losses, damages, claims and liabilities (including servicing, underwriting or realization issues (including with respect to violations of consumer protection laws)) arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle, excluding any losses incurred solely in connection with the sale of any repossessed Financed Vehicles in a commercially reasonable manner and in compliance with the terms of this Agreement.

(c) The Servicer shall indemnify the Issuing Entity, the Owner Trustee, the Indenture Trustee, and any of the officers, directors, employees and agents of each such Person, from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including (i) any federal, state or other income taxes, (ii) any general corporation or franchise taxes, or (iii) any taxes asserted with respect to the transfer of the Conveyed Assets to the Issuing Entity or the issuance and original sale of the Notes), and any costs and expenses in defending against the same (including

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reasonable legal fees and expenses).  For the avoidance of doubt, the Servicer will not indemnify any Person for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of any Loan Obligor and for which reimbursement would constitute recourse for uncollectible Loans.

(d) The Servicer shall indemnify the Indenture Trustee and the Owner Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury (including reasonable legal fees and expenses) arising out of or incurred in connection with (x) in the case of the Indenture Trustee, the Indenture Trustee’s performance of its duties under the Indenture, (y) in the case of the Owner Trustee, the Owner Trustee’s performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties contained in the Basic Documents, except in each case to the extent that such loss, liability, expense, damage or injury suffered: (A) is due to the willful misconduct, bad faith or negligence of the Person seeking to be indemnified; (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties under the Indenture; (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth under the Trust Agreement; or (D) shall arise out of or be incurred as a result of the negligence or willful misconduct of the Indenture Trustee in connection with its performance of the duties of successor Servicer hereunder should the Indenture Trustee accept such duties.

(e) The Servicer shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities (including reasonable legal fees and expenses) to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through any breach of the Servicer’s obligations hereunder and under the other Basic Documents, and the negligence, willful misfeasance or bad faith of the Servicer (except errors in judgment) in the performance of its duties under this Agreement, by reason of breach of its representations, warranties, obligations or duties under this Agreement, or for any violation of law by the Servicer.

(f) Indemnification under this Section 7.02 shall survive the resignation or removal of the Servicer or the termination of this Agreement with respect to acts of the Servicer prior thereto, and shall include reasonable fees and expenses of counsel and reasonable expenses of litigation.  For purposes of this Section 7.02, in the event of the termination of the rights and obligations of Huntington (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01(a), or the resignation by such Servicer pursuant to Section 7.06, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.03.  If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

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(g) Indemnification under this Section 7.02 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement.

Section 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer.   Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement or any other Basic Document, shall be the successor to the Servicer under this Agreement or any such Basic Document without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.  The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to the Owner Trustee, the Indenture Trustee and each Rating Agency.  Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person where it shall not be the survivor thereof or permit any other Person to become a successor to its automobile finance or leasing business unless (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Replacement Event shall have occurred, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an officer’s certificate from a Responsible Officer thereof and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuing Entity and the Indenture Trustee, respectively, in the assets of the Issuing Entity and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest, (iv) such other Person is an Eligible Servicer and (v) such other Person shall have validly assumed the obligations of the Servicer under the Basic Documents.

Section 7.04. Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of its respective directors, officers, employees or agents shall be under any liability to the Issuing Entity, the Depositor, the Indenture Trustee, the Owner Trustee, or the Noteholders, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer against any liability by reason of willful misfeasance, bad faith or negligence in the performance of its duties.  The Servicer, and any director, officer, employee or agent of the Servicer may conclusively rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any other Basic Document.

(b) The parties expressly acknowledge and consent to the Indenture Trustee’s simultaneously acting in the capacity of successor Servicer and Indenture Trustee.  The Indenture

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Trustee may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by the Indenture Trustee of express duties set forth in this Agreement in any of such capacities.

Section 7.05. Appointment of Subservicer.

(a) Subject to clause (c) below, the Servicer may at any time reasonably appoint a subservicer in good faith to perform all or any portion of its obligations as Servicer hereunder.

(b) [Intentionally Omitted].

(c) The appointment of a subservicer pursuant to clause (a) above is subject to the condition that (i) ten days’ prior notice of such appointment shall have been given to the Controlling Class, the Indenture Trustee and to each Rating Agency and each Rating Agency shall have notified the Servicer, the Owner Trustee and the Indenture Trustee in writing that such appointment satisfies the Rating Agency Condition; (ii) that the Servicer has received the written consent of the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class to such appointment; and (iii) that the Servicer remains obligated and liable to the Owner Trustee, the Indenture Trustee and the Noteholders for the servicing and administering of the Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Conveyed Assets.

(d) The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Owner Trustee, the Indenture Trustee, the Issuing Entity or the Noteholders shall have any responsibility therefor.

Section 7.06. Servicer Not to Resign.

(a) Subject to the provisions of Section 7.03, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement, except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under Applicable Law.

(b) Notice of any determination that the performance by the Servicer of its duties contemplated hereunder is no longer permitted under Applicable Law shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice.  Except as may otherwise be required by Applicable Law, no resignation of the Servicer shall become effective until a successor acceptable to the Noteholders representing a

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majority of the outstanding Note Balance of the Controlling Class shall have assumed the responsibilities and obligations of such Person in accordance with Section 8.03.  If no successor has been appointed within 30 days of resignation or removal, the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class may petition any court of competent jurisdiction for such appointment.

Section 7.07. Huntington May Own Notes.   Huntington and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer, except as expressly provided herein or in any Basic Document.

[End of Article VII]

Sale and Servicing Agreement

ARTICLE VIII.

DEFAULT

Section 8.01. Servicer Replacement Events.

(a) For purposes of this Agreement, the occurrence and continuance of any of the following shall constitute a “Servicer Replacement Event”:

(i) failure by the Servicer to deposit into the Collection Account any proceeds or any payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two (2) Business Days;

(ii) any representation or warranty made or deemed made by or on behalf of the Servicer in or in connection with this Agreement, the other Basic Documents (other than the Notes and the Assignment) or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection herewith or therewith or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of thirty (30) days;

(iii) failure by the Servicer to deliver to the Owner Trustee, the Indenture Trustee, and the Loan Seller the Servicer’s Monthly Certificate by the applicable Determination Date, which failure continues unremedied for a period of five (5) Business Days;

(iv) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) could materially and adversely affect the rights of the Noteholders and (ii) continues unremedied for a period of thirty (30) days after: (A) the date of discovery of such failure by a Responsible Officer of the Servicer; (B) the date on which the Servicer should reasonably have been aware of such failure; or (C) written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or the Noteholders holding at least 25% of the Note Balance of the Controlling Class;

(v) the Servicer shall cease to be an Eligible Servicer;

(vi) an Insolvency Event with respect to the Servicer;

(vii) the Servicer has assigned or delegated any of its obligations under this Agreement or any Basic Document (other than the Notes and the Assignment) other than in accordance with the terms herein and/or therein, as applicable, or pursuant to the

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written consent of Noteholders holding at least a majority of the Note Balance of the Controlling Class; or

(viii) the Servicer has failed to obtain or maintain all licenses and approvals necessary for the conduct of its business in the jurisdictions where the failure to do so could reasonably be expected to have a material adverse effect on the Issuing Entity or the Noteholders.

Section 8.02. Consequences of a Servicer Replacement Event.

(a) Following a Servicer Replacement Event the Indenture Trustee may, or, at the written direction of Noteholders holding a majority of the Note Balance of the Controlling Class, shall, terminate all of the rights and obligations of the Servicer under this Agreement by notice in writing to the Servicer, each Rating Agency and the Noteholders.  On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of, either the Indenture Trustee (if the Indenture Trustee becomes the successor Servicer pursuant to Section 8.03) or the successor Servicer appointed pursuant to Section 8.03; provided, however, that such successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that such successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer.

(b) [Intentionally Omitted].

(c) The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Loans, and related documents to show the Indenture Trustee (or the Issuing Entity if the Notes have been Paid In Full) as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise.  The terminated Servicer agrees to cooperate with the successor Servicer and with the Indenture Trustee in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including (i) the transfer to the successor Servicer for administration by it of all money and property held by the terminated Servicer with respect to the Conveyed Assets and other records relating to the Conveyed Assets, including any portion of any Loan File, held by the terminated Servicer and a reasonably current computer tape in readable form containing all information necessary to enable the successor Servicer to service the Conveyed Assets, (ii) the prompt transfer of any remaining amounts relating to Conveyed Assets in the possession of the Servicer to the Indenture Trustee, (iii) the notification of existing Loan Obligors of the new address for payment, and (iv) the prompt remittance of any future amounts received by the Servicer with respect to Conveyed Assets to the successor.  The terminated Servicer shall also provide the successor Servicer access to personnel and computer records of such terminated Person in order to facilitate the orderly and efficient transfer of servicing duties.

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Section 8.03. Appointment of Successor Servicer.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer pursuant to Section 7.06, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating to the Servicer except as otherwise stated herein.  Each party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  If such a successor is acting as Servicer, it shall be subject to termination under Section 8.01(a) upon the occurrence of any Servicer Replacement Event after its appointment as successor Servicer.

(b) If (i) the Controlling Class does not desire that the Indenture Trustee act as Servicer or (ii) the Indenture Trustee is legally unable to act, or shall choose not to act as Servicer, Noteholders holding a majority of the Note Balance of the Controlling Class may exercise at any time the right to direct the appointment of any Eligible Servicer as the successor to the Servicer, and shall have no liability to the Owner Trustee, the Indenture Trustee, the Servicer, the Depositor, any Noteholders or any other Person if it does so.  Notwithstanding the above, if the Controlling Class does not act, the Servicer, the Indenture Trustee, the Owner Trustee or Noteholders evidencing at least 25% of the Note Balance may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer, provided that for purposes of computing the foregoing percentage, any Notes held by Huntington or any of its Affiliates shall be disregarded.  Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.  The Indenture Trustee shall be entitled to withdraw from the Collection Account and remit to the successor Servicer or such other party entitled thereto all reasonably incurred Servicer transition costs.

(c) Upon appointment, the successor Servicer shall be the successor in all respects to its predecessor and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on its predecessor, and shall be entitled to the Servicing Fee as and to the extent provided for in this Agreement and all the rights granted to the predecessor in such capacity by the terms and provisions of this Agreement and any other applicable Basic Document.

Section 8.04. Notification to Noteholders.   Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and each Rating Agency.

Section 8.05. Waiver of Past Defaults.   The Noteholders holding a majority of the Note Balance of the Controlling Class may, on behalf of all Noteholders, waive in writing any default by the Servicer.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Replacement Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

[End of Article VIII]

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ARTICLE IX.

TERMINATION

Section 9.01. Optional Purchase of All Conveyed Assets.

(a)  The Servicer shall have the right at its option (the “Optional Purchase”) to purchase the trust estate (other than the Reserve Account) from the Issuing Entity on any Payment Date if both of the following conditions are satisfied: (a) as of the last day of the related Collection Period, the Net Pool Balance has declined to 10% or less of the Net Pool Balance as of the Cutoff Date and (b) the sum of the Optional Purchase Price and Available Funds for such Payment Date would be sufficient to pay (x) the amounts required to be paid under clauses first through ninth and eleventh of Section 5.06(a) (assuming that such Payment Date is not a Redemption Date) and (y) the Outstanding Note Balance (after giving effect to the payments described in the preceding clause (x)).  The purchase price for the trust estate (other than the Reserve Account) (the “Optional Purchase Price”) shall equal the Net Pool Balance as of the related Payment Date plus interest accrued but unpaid through the last day of the related Collection Period, which amount shall be deposited by the Servicer into the Collection Account on the Redemption Date.  If the Servicer exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price.

(b) Following the satisfaction and discharge of the Indenture and where principal of and interest on the Notes have been Paid In Full, the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement.

[End of Article IX]

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ARTICLE X.

MISCELLANEOUS

Section 10.01. Amendment.

(a) It shall be a condition to the execution and delivery of any amendment to be entered into under this Section 10.01 (including any amendment of any material provision of this Agreement) that (i) the Rating Agency Condition be satisfied with respect to such amendment and (ii) the Indenture Trustee and the Noteholders holding a majority of the Note Balance of the Controlling Class shall have consented to such amendment.

(b) This Agreement may be amended from time to time by the Depositor, the Loan Seller, the Servicer, the Indenture Trustee, the Issuing Entity and the Noteholders holding a majority of the Note Balance of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that this Agreement (i) may not be amended in any way that would materially and adversely affect the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement, the other Basic Documents or otherwise without the prior written consent of such Person; or (ii) significantly change the permitted activities or powers of the Issuing Entity even if such amendment would not have an adverse effect on the Holders of the Notes, without the consent of the Holders of at least a majority of the Note Balance.

(c) Promptly after the execution of any amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Noteholder, the Indenture Trustee and each Rating Agency.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuing Entity, and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Owner Trustee, on behalf of the Issuing Entity, and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(e) No amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections on payments on the Loans or payments that are required to be made for the benefit of the Noteholders without the consent of each Noteholder.

Section 10.02. Protection of Title to Trust.

(a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, or take such other actions all in such a manner and in such places as may be required by law or as shall be necessary to fully preserve, maintain and protect the interest of the Issuing Entity and the Indenture Trustee in the Conveyed Assets,

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and the proceeds thereof.  The Issuing Entity hereby authorizes the filing of financing statements describing as the collateral covered thereby “all assets of the debtor, including all personal property of the debtor” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Conveyed Assets described in this Sale and Servicing Agreement.  All financing statements filed or to be filed against in connection with this Sale and Servicing Agreement describing the Conveyed Assets shall contain a statement to the following effect: “A purchase of, or a security interest in, any of the collateral covered by this financing statement will violate the rights of the secured party.” The Servicer shall deliver or cause to be delivered to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b) Neither the Depositor, Loan Seller, nor the Servicer shall change its name, identity or limited liability company or corporate structure, as applicable, in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading under Section 9-506 or 9-507 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least forty-five (45) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c) Each of the Depositor, the Issuing Entity and Huntington shall have an obligation to give the Owner Trustee and the Indenture Trustee at least five (5) Business Days’ prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement.  The Servicer shall at all times maintain each office from which it shall service Loans, and its principal executive office, within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Conveyed Asset accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of each such Conveyed Asset, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on or with respect to each such Conveyed Asset and the amounts from time to time deposited in the Collection Account in respect of each such Conveyed Asset.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale of the Conveyed Assets under this Agreement, the Servicer’s master computer records (including any backup archives) that refer to a Conveyed Asset shall be coded to reflect that such Conveyed Asset is part of the portfolio of Loans that is the subject of this Agreement and is held by the Indenture Trustee for Huntington Auto Trust 2012-2.  Indication of such inclusion of a Conveyed Asset in the portfolio shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Conveyed Asset shall have been Paid In Full or repurchased or reallocated, as the case may be.

(f) If at any time the Depositor or Huntington shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective

Sale and Servicing Agreement

purchaser, lender or other transferee, such prospective purchaser, if any, provides that any computer tapes, records or printouts (including any restored from backup archives) that refer in any manner whatsoever to any Conveyed Asset, shall indicate clearly that such Conveyed Asset has been sold and is owned by the Issuing Entity and has been pledged to the Indenture Trustee.

(g) The Servicer shall permit the Indenture Trustee, the Owner Trustee and their agents and accountants upon reasonable notice and in a reasonable manner at any time during normal business hours, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Conveyed Asset.

(h) Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within five (5) Business Days, a list of all Conveyed Assets (by Contract number and name of Loan Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Conveyed Assets furnished prior to such request indicating removal of Conveyed Assets from the Trust.

Section 10.03. Notices.  All demands, notices, communications and instructions upon or to the Depositor, the Servicer, the Issuing Entity, the Owner Trustee, the Indenture Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt:

(a) in the case of the Depositor, to:

Huntington Funding, LLC
41 South High Street
Columbus, Ohio 43287
Attention:  General Counsel
Facsimile No. (614) 480-5404

with a copy to

The Huntington National Bank
Huntington Center
41 South High Street
Columbus, Ohio 43287
Attention: General Counsel
Facsimile No. (614) 480-5404;

(b) in the case of the Servicer, the Administrator and Custodian, to:

The Huntington National Bank Huntington Center 41 South High Street Columbus, Ohio 43287 Attention: General Counsel Facsimile No. (614) 480-5404;

Sale and Servicing Agreement

(c) in the case of Indenture Trustee, to:

Deutsche Bank Trust Company Americas 60 Wall Street – 27th Floor New York, NY 10005 Attention: SFS-TTS Facsimile No. (212) 553-2458;

(d) in the case of the Issuing Entity or the Owner Trustee, to:

Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Attention: Huntington Auto Trust 2012-2 Facsimile No. (302) 651-8882;

(e) in the case of Moody’s, to:

Moody’s Investors Service, Inc. ABS/RMBS Monitoring Department 25th Floor 7 World Trade Center 250 Greenwich Street New York, NY 10007 Fax number: 212.298.7139 ServicerReports@moodys.com; and

(f) in the case of Standard & Poor’s, to

Standard & Poor’s 55 Water Street, 40th Floor New York, New York, 10041 Attention: Asset Backed Surveillance Department Facsimile No. (212) 438-2664;
or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.04.   Assignment by the Depositor or the Servicer.  Notwithstanding anything to the contrary contained herein, except as provided in Section 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer.

Section 10.05.   Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Loan Seller, the Servicer, the Depositor, the Issuing Entity, the

Sale and Servicing Agreement

Owner Trustee, the Indenture Trustee and the Noteholders and their successor and assigns, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Conveyed Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.06.   Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07.   Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts including by facsimile or other electronic transmission each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

Section 10.08.   Headings and Cross-References.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to section names or numbers are to such Sections of this Agreement unless stated otherwise.

Section 10.09.   Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.10.  Confidential Information.  The Issuing Entity agrees that it will neither use nor disclose to any Person names and addresses of the Loan Obligors or any other personally identifiable information of a Loan Obligor, except in connection with the enforcement of the Issuing Entity’s rights hereunder, under the Loans, under the Asset Purchase Agreement, or any other Basic Document, or as required by any of the foregoing or by law.

Section 10.11.  Assignment by the Issuing Entity.  The Loan Seller and the Depositor each hereby acknowledges, agrees and consents to any transfer (including any assignment, mortgage, pledge and grant of a security interest by the Issuing Entity) to the Indenture Trustee and the Noteholders in accordance with the terms of the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuing Entity in, to and under the Conveyed Assets or the assignment of any or all of the Issuing Entity’s rights and obligations hereunder and the other Basic Documents to the Indenture Trustee and hereby agree that the Indenture Trustee may enforce the rights of the Issuing Entity as if it were a party hereto.

Section 10.12.  Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date that is one year and one day after the Notes have been Paid In Full, acquiesce, petition or otherwise invoke or cause the Issuing Entity, the Loan Seller, or the Depositor to invoke the process of any court or government authority for

Sale and Servicing Agreement

the purpose of commencing or sustaining an involuntary case against the Issuing Entity, the Loan Seller, or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity, the Loan Seller, or the Depositor or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuing Entity, or the Loan Seller, or the Depositor.

Section 10.13. Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity and in no event shall Wilmington Trust, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuing Entity, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity in accordance with the priorities set forth herein.  For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee, and in no event shall Deutsche Bank Trust Company Americas have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity in accordance with the priorities set forth herein.

(c)  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Agreement agree that they will provide the Deutsche Bank Trust Company Americas with such information as it may request in order for the Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

Section 10.14. Regulation AB.

The Servicer shall cooperate fully with the Depositor and the Issuing Entity to deliver to the Depositor and the Issuing Entity (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Depositor or the Issuing Entity  to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance.

Sale and Servicing Agreement

Section 10.15. Information to Be Provided by the Indenture Trustee.

(a)   For so long as the Depositor is filing reports under the Exchange Act with respect to the Issuing Entity, the Indenture Trustee and the Servicer shall (i) on or before the fifth Business Day of each month, notify the Depositor, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Depositor; provided, however, that, subject to clause (b)(iv) of this Section 10.15, the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Depositor, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, such updated information.

(b)   As soon as available but no later than March 15 of each calendar year for so long as the Depositor is filing reports under the Exchange Act with respect to the Issuing Entity , commencing on March 15, 2013, the Indenture Trustee shall:

(i) deliver to the Depositor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit F or such other criteria as mutually agreed upon by the Depositor and the Indenture Trustee;

(ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Depositor a report for inclusion in the Depositor’s filing of Exchange Act Form 10-K with respect to the Issuing Entity  that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Depositor pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) deliver to the Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuing Entity  or the Depositor, a back-up certification substantially in the form attached hereto as Exhibit G

Sale and Servicing Agreement

or such form as mutually agreed upon by the Depositor and the Indenture Trustee; and

(iv) deliver to the Depositor the certification substantially in the form attached hereto as Exhibit E or such other form as is mutually agreed upon by the Depositor and the Indenture Trustee regarding any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party and any Form 10-D Disclosure Item.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 10.16. Form 8-K Filings.

So long as the Depositor is filing Exchange Act Reports with respect to the Issuing Entity , the Servicer  and the Indenture Trustee shall promptly notify the Depositor, but in no event later than three (3) Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Servicer or the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Depositor or the Servicer has actual knowledge).

Section 10.17. Cooperation.

The parties hereto acknowledge and agree that the purpose of Sections 10.15 and 10.16 is to facilitate compliance by the Depositor and Servicer with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Depositor nor the Servicer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith in order to comply with the Securities Act, the Exchange Act, the rules and regulations of the Commission under the Securities Act and the Exchange Act and any comments or requests of the Commission. The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to cooperate with the Depositor to deliver to the Depositor and Servicer such information necessary in the good faith determination of the Depositor and Servicer to permit the Depositor or such Servicer to comply with the provisions of Regulation AB.

[End of Article X]

Sale and Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HUNTINGTON FUNDING, LLC By: /s/Nicholas G. Stanutz
Name: Nicholas G. Stanutz Title: President

THE HUNTINGTON NATIONAL BANK By: /s/ Donald R. Kimble
Name: Donald R. Kimble Title: Senior Executive Vice President

[Additional signature pages follow]

Sale and Servicing Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as Indenture Trustee By: /s/ Louis Bodi
Name: Louis Bodi Title: Vice President

By: /s/ Mark Esposito
Name: Mark Esposito Title: Assistant Vice President

[Additional signature page follows]

Sale and Servicing Agreement

HUNTINGTON AUTO TRUST 2012-2
By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee By: /s/ Adam B. Scozzafava Name: Adam B. Scozzafava Title: Assistant Vice President

Sale and Servicing Agreement

EXHIBIT A

[FORM OF CLOSING DATE ASSIGNMENT]

ASSIGNMENT

ASSIGNMENT (“Assignment”), dated as of October 11, 2012 (the “Closing Date”) from (i) THE HUNTINGTON NATIONAL BANK (the “Loan Seller”) to HUNTINGTON FUNDING, LLC (the “Depositor”), (ii) from the Depositor to the HUNTINGTON AUTO TRUST 2012-2 (the “Issuing Entity”) and (iii) from the Issuing Entity to DEUTSCHE BANK TRUST COMPANY AMERICAS  (the “Indenture Trustee”) as pledgee.

W I T N E S S E T H:

WHEREAS, the Loan Seller, and the Depositor are parties to an asset purchase agreement dated as of August 31, 2012 (as amended, supplemented or modified from time to time, the “Asset Purchase Agreement”) pursuant to which the Loan Seller has agreed to convey to the Depositor, on the Closing Date, motor vehicle retail installment sale contracts and motor vehicle loan contracts originated or purchased by it (together with all Conveyed Assets (as defined in the Asset Purchase Agreement) related thereto, the “Loans”);

WHEREAS, the Loan Seller, the Depositor, the Issuing Entity and the Indenture Trustee are parties to a sale and servicing agreement dated as of August 31, 2012 (as amended, supplemented or modified from time to time, the “Sale and Servicing Agreement”) pursuant to which (i) the parties have agreed to terms and conditions on which the Issuing Entity will purchase certain Conveyed Assets from the Depositor and pledge them to the Indenture Trustee and (ii) the Loan Seller will service all Conveyed Assets;

WHEREAS, the Issuing Entity and the Indenture Trustee are parties to an indenture dated as of August 31, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuing Entity has issued $240,100,000 of Class A-1 Notes, $298,300,000 of Class A-2 Notes, $298,300,000 of Class A-3 Notes, $105,800,000 of Class A-4 Notes, $15,000,000 of Class B Notes, $24,500,000 of Class C Notes and $18,000,000 of Class D Notes (collectively, the “Notes”) each of which Notes so issued is ratably secured by the Conveyed Assets and all other property of the Issuing Entity;

WHEREAS, the Loan Seller desires to sell the Loans identified on Schedule A to the Sale and Servicing Agreement (together with all Conveyed Assets (as defined in the Asset Purchase Agreement) related thereto, the “Transferred Loans”) (collectively, the “Closing Date Sold Assets”) to the Depositor, and the Depositor desires to purchase such the Closing Date Sold Assets in exchange for consideration consisting of the purchase price of the Closing Date Sold Assets and the Loan Seller’s increase (if any) in the value of the equity interest in the Depositor owned by the Loan Seller and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged;

Sale and Servicing Agreement (Exhibit A)

WHEREAS, the Issuing Entity is willing to acquire the Closing Date Sold Assets from the Depositor subject to the terms and conditions hereof and desires to pledge the Closing Date Sold Assets to the Indenture Trustee as security for the payment of the Notes and for its obligations under the Indenture;

WHEREAS, the Board of Directors of the Loan Seller has approved the transactions contemplated in the Sale and Servicing Agreement, the Asset Purchase Agreement and the other Basic Documents and it is intended that this Assignment constitute the basis of a claim against the Federal Deposit Insurance Corporation as receiver of the Loan Seller under the Federal Deposit Insurance Act; and

WHEREAS, the Closing Date Sold Assets being sold by the Loan Seller to the Depositor and by the Depositor to the Issuing Entity shall be identified and segregated for the benefit of the Issuing Entity from and after the date first above written and shall be transferred and sold on the Closing Date under the terms of the Asset Purchase Agreement and the Sale and Servicing Agreement.

NOW THEREFORE, the Loan Seller, the Depositor, the Issuing Entity and the Indenture Trustee hereby agree as follows:

1. Defined Terms.  All capitalized terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.  In this Assignment, its recitals, exhibits and schedules save where otherwise expressly provided or unless the context provides otherwise:

(i) words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing bodies corporate, corporations, unincorporated associations and partnerships and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part;

(ii) section and paragraph headings are inserted for ease of reference only and shall not affect construction;

(iii) references to recitals, sections, paragraphs and schedules are to the recitals, sections, paragraphs, and the schedules to this Assignment;

(iv) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(v) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

Sale and Servicing Agreement (Exhibit A)

(vi) references to any agreement or other document shall be deemed to be a reference to such agreement or other document as the same may be amended, restated or otherwise modified from time to time in accordance with its terms and the terms hereof; and

(vii) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof (each for purposes of this clause (vii), a “law”), shall refer to that law as amended from time to time and shall include any successor law.

2. Closing.  The transfer of the Closing Date Sold Assets pursuant to this Assignment shall take place on the Closing Date.

3. Designation of Closing Date Sold Assets.  The Loan Seller and the Depositor do hereby deliver herewith a true and complete list of the Transferred Loans to be conveyed on the Closing Date.  Such lists are marked as Schedule A to the Sale and Servicing Agreement and are hereby incorporated into and made a part of this Assignment.

4. Conveyance of Closing Date Sold Assets.

(i) The Loan Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse (subject to the obligations of such Seller set forth in the Asset Purchase Agreement) all right, title and interest of the Loan Seller in and to the Closing Date Sold Assets from and after the Cutoff Date.

(ii) The Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuing Entity, without recourse, but subject to the terms and conditions of the Sale and Servicing Agreement, all right, title and interest of the Depositor in and to the Closing Date Sold Assets from and after the Cutoff Date.

(iii) The Issuing Entity hereby Grants (as such term is defined in the Indenture) to the Indenture Trustee on the Closing Date, for the benefit of the Holders of the Notes, all of the Issuing Entity’s right, title and interest in and to the Closing Date Sold Assets and acknowledges and reaffirms the Grant contained in the Granting Clause of the Indenture of all Collateral, including the Closing Date Sold Assets, to secure the payment of principal of and interest on, and other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction and to secure compliance with the provisions of the Indenture, all as provided in the Indenture.

(iv) The Loan Seller agrees to deliver the related Loan Files to the Custodian subject to Section 3.02(b)(xxii) of the Asset Purchase Agreement, where applicable.

5. Acknowledgment of Assignment.  As of the Closing Date, pursuant to this Assignment, the Depositor acknowledges its receipt of the Transferred Loans from the Loan Seller, the Issuing Entity acknowledges its receipt of the Closing Date Sold Assets from the Depositor, and the Indenture Trustee acknowledges the grant of a security interest in the Closing Date Sold Assets to it pursuant to the Indenture.

6. Acceptance of Rights But Not Obligations.  The foregoing sale, transfer, assignment and conveyance does not, and is not intended to, result in a creation of an obligation

Sale and Servicing Agreement (Exhibit A)

under this Assignment or under any agreement or instrument relating hereto except as specifically set forth herein and in the Basic Documents.

7. Consideration.  The consideration for the Closing Date Sold Assets shall be given by the Depositor as required by Section 2.01 of the Asset Purchase Agreement on the Closing Date (in immediately available funds, with respect to cash consideration) to the Loan Seller.  The consideration for the Closing Date Sold Assets set forth in Section 2.01(a)(i) of the Sale and Servicing Agreement shall be delivered by the Issuing Entity to the Depositor (or to the Depositor’s order).

8. Counterparts.  This Assignment may be executed by the parties hereto in any number of counterparts including by facsimile or other electronic transmission each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

9. Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Assignment is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee (in such capacity, the “Owner Trustee”) under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, under-takings and agreements herein made on the part of the Owner Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose for binding only the Issuing Entity and (c) under no circumstances shall Wilmington Trust, National Association be personally liable for payment of any indebtedness or expense of the Issuing Entity or be liable for breach or failure of any obligation, representation, warranty, or covenant made or undertaken by the Issuing Entity under this Assignment or the other related documents.

[SIGNATURES APPEAR ON NEXT PAGE]

Sale and Servicing Agreement (Exhibit A)

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed by their duly authorized officers.

THE HUNTINGTON NATIONAL BANK, as Loan Seller
By:	___________________________ Name: Title:

HUNTINGTON FUNDING, LLC, as Depositor
By:	___________________________ Name: Title:

HUNTINGTON AUTO TRUST 2012-2, as Issuing Entity
By:	___________________________ Name: Title:

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not individually but solely in its capacity as Owner Trustee
	By:	___________________________ Name: Title:

Sale and Servicing Agreement (Exhibit A)

Acknowledged and Accepted
DEUTSCHE BANK TRUST COMPANY AMERICAS, not individually but solely in its capacity as Indenture Trustee
By:	________________________ Name: Title:

By:	________________________ Name: Title:

Sale and Servicing Agreement (Exhibit A)

EXHIBIT B-1

FORM OF SERVICER’S MONTHLY CERTIFICATE

THE HUNTINGTON NATIONAL BANK

PURSUANT TO SECTION 4.09 OF THE SALE AND SERVICING AGREEMENT

[Determination Date]

This Servicer’s Certificate is delivered in connection with the sale by The Huntington National Bank, a national banking association (the “Company”) to Huntington Auto Trust 2012-2 (the “Issuing Entity”) of the Conveyed Assets pursuant to a sale and servicing agreement dated as of August 31, 2012 (the “Sale and Servicing Agreement”) by and among the Issuing Entity, the Company, and Deutsche Bank Trust Company Americas as indenture trustee (the “Indenture Trustee”).  All capitalized terms used but not defined herein shall have the meaning assigned thereto in the Sale and Servicing Agreement.

The undersigned, a Responsible Officer of the Company, hereby certifies that:

(i) No Event of Default, Servicer Replacement Event has occurred and is continuing;

(ii) The information attached hereto as Annex A is complete and accurate and among other things, contains all information necessary to make the payments to be made on this Payment Date pursuant to Section 5.06 of the Sale and Servicing Agreement for this Collection Period; and

(iii) Attached hereto as Annex B is a copy of each schedule of collateral delivered by Huntington to the Federal Reserve Bank of Cleveland pursuant to the Federal Reserve Agreements in the previous Collection Period.

[SIGNATURE APPEAR ON NEXT PAGE]

Sale and Servicing Agreement (Exhibit B-1)

IN WITNESS WHEREOF, the undersigned, in my capacity as specified below, has caused this certificate to be executed as of the date first above written.

_______________________________ Name: Title:

Sale and Servicing Agreement (Exhibit B-1)

Annex A

[EXCEL Spread Sheet Attached]

Annex B

[Copies of collateral schedules to be attached]

Sale and Servicing Agreement (Exhibit B-1)

EXHIBIT B-2

FORM OF SERVICER’S ANNUAL CERTIFICATION

THE HUNTINGTON NATIONAL BANK

PURSUANT TO SECTION 4.10 OF THE SALE AND SERVICING AGREEMENT

[DATE]

This Servicer’s Annual Certification is delivered pursuant to a sale and servicing agreement dated as of August 31, 2012 (the “Sale and Servicing Agreement”) by and among, Huntington Auto Trust 2012-2, Huntington Funding, LLC, The Huntington National Bank, as Loan Seller, Servicer, Administrator and Custodian (in such capacity, the “Servicer”), and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).  All capitalized terms used but not defined herein shall have the meaning assigned thereto in the Sale and Servicing Agreement.

The undersigned, a Responsible Officer of the Servicer, hereby certifies that:

1. A review of the activities of the Servicer and of the performance of their respective obligations under the Sale and Servicing Agreement during the period from [______], 20[__] to and including December 31, 20[__] (the “Review Period”) was conducted under my  supervision.

2. Based on my knowledge and such review, except as otherwise disclosed pursuant to paragraph 3 below, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement during the applicable Review Period and there is no significant deficiency known by me with respect to the applicable Review Period which has not been disclosed herein.

3. Based on such review, to my knowledge, the following is a description of each significant deficiency during the Review Period in the performance of the Servicer’s obligations under the provisions of the Sale and Servicing Agreement, which sets forth in detail (i) the nature and status of each such deficiency and (ii) the action taken by the Servicer, if any, to remedy each such deficiency: [List Out]

4. I have reviewed all distribution or servicing reports (the “Reports”) delivered by the Servicer in respect of periods included in the Review Period.

5. Based on my knowledge, the information in these Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the applicable Review Period.

6. Based on my knowledge, the distribution or servicing information required to be provided to the Owner Trustee, Indenture Trustee, and each Rating Agency by the Servicer under the Sale and Servicing Agreement for inclusion in these Reports is included in these Reports.

Sale and Servicing Agreement (Exhibit B-2)

7. I am responsible for reviewing the activities performed by the Servicer under the Sale and Servicing Agreement and based upon my knowledge and review, and except as disclosed in this Certificate or otherwise in writing, has fulfilled their respective obligations under the Sale and Servicing Agreement.

8. To my knowledge, the Servicer has provided all of the reports and certificates required under the Sale and Servicing Agreement to the parties to which such reports and certificates are required to be provided with respect to the applicable Review Period.

[SIGNATURE APPEARS ON NEXT PAGE]

Sale and Servicing Agreement (Exhibit B-2)

IN WITNESS WHEREOF, the undersigned, in my capacity as specified below, has caused this certificate to be executed as of the date first above written.

Dated: ________________________	__________________________ Name: Title:

Sale and Servicing Agreement (Exhibit B-2)

EXHIBIT C

SERVICING STANDARD

These Servicing Standards apply to Loans unless otherwise specified in this document.  The Servicer shall provide the loan accounting and servicing functions described in this document for the portfolio(s) attached hereto, and for any other portfolios that may become subject to this Agreement from time to time.  Servicing Fees shall cover all servicing costs, including various borrower account maintenance updates and title cures.  Servicing Fees do not cover the costs associated with the repossession and sale at auction process associated with Loan credit defaults.  The Servicer shall provide reconstitution support to the Purchaser if accounts in the portfolio are sold pursuant to a pass through transfer or a whole loan transfer.

Servicing Environment Setup:
Set up unique identification for the portfolio in the Servicer Loan accounting and servicing systems to provide servicing and process standards, reporting of results, data, and reports as mutually agreed upon for this portfolio.

Establish procedures for calculating and assigning Deficiency Balances to HNB recovery units, a third party vendor, or sale.

All customer statements, forms, letter, correspondence and default notices and resulting actions will be identified in the name of the Servicer and the Purchaser name shall not be conveyed in any written or verbal correspondence unless required by law.

Report monthly to the 3 major credit bureaus in the name of the Servicer and not the Purchaser.

Account Servicing and Reporting:
Maintain appropriate customer and account records for all accounts on the Servicer Accounting Systems.  The systems will accurately account for interest accruals, payoff calculations, late charge processing, payment application processing, delinquency processing and closed loan processing.

Process all payments in compliance with the related Contract.

Process on a daily basis all payments received from customers.

Perform all exception processing for non-exact items, misapplied payments, or other correspondence received from the customers.

Appropriately staff (including with bilingual counselors) the toll free customer service and collection line to respond to customer inquiries using live operators.

Respond to and resolve written customer inquiries regarding their accounts.

Process account maintenance changes to the Loan accounting systems as required.

Generate and mail late notices to customers when their account becomes past due.

Sale and Servicing Agreement (Exhibit C)

Generate and maintain an interface to the Servicer Collection Management System for all accounts that are past due to initiate collection efforts.

Investigate and process refunds on overpayment accounts.

Process and address any credit bureau disputes received from customers directly or the credit bureaus.

Update the credit bureau risk score for each account within the portfolio on a quarterly basis, and provide updates to Purchaser.

Periodically update the behavior score (as applicable) for each account in the portfolio.

Generate and mail appropriate forms and letters to customers throughout the life of the loan (i.e. payoff letters, final payment bills, paid letters, etc.).

Send any notices provided by the Purchaser or its designee to maintain compliance with the Privacy Act.

Maintain customer accounts in an automated accounting system ensuring the information contained in the account records is accurate and authorized change requests are processed.

Provide all payment processing for loan accounts including ACH, other electronic payment processes currently available and supported, and Lock Box account for receipt of customer payments.

Provide 24/7 toll-free incoming call service to loan customers for inquiries on their accounts.

Establish access to a VRU to provide automated balance and payoff information for customers.

Perform paid loan processing functions including credit bureau updates.

Process lien satisfactions for paid out/closed installment loans where appropriate.

Archive all loan documents on hard copy or film for the appropriate retention period.

Account Collection:
Establish and maintain collection records in the Servicer Collection Management System (CACS) for all past due accounts.  Record all collection efforts within the collection history for each account.

Process extensions in accordance with Servicer’s policy guidelines as applicable.

No Skip a Payment or other deferment programs (other than as provided in the relevant section of this agreement) other than existing pass a payment in current coupon books.

Early Stage Delinquency:
Utilize the Servicer’s STRATA Decisioning System including any Behavior Scoring System and updated FICO scores to assign collection strategies as specified herein.  Loans will have phone

Sale and Servicing Agreement (Exhibit C)

calls start as early as 1 day past due depending on the account level strategy.  First payment default loans must be called between the fifth and tenth day.  Contact per account ratios and call penetration rates to be actively managed.

Customer contact inquiries will be made to determine and provide the reason(s) for default including but not limited to status of employment and household income, status of insurance on and location and condition of collateral if applicable.

Collection actions and contact attempts will be taken in accordance with collection strategies as often as necessary and at various times of the day, evening, and weekend in compliance with applicable law.

Accounts with no contact after 10 days (or earlier, if there is no phone number in service for the related Account) will be escalated to manual review to determine on-going strategy.  If account has still not been contacted through the dialer, account will be assigned to an off-dialer collection resource for the purpose of a direct scheduled calling sequence that may include a targeted call period (evenings, weekends, breaks, etc.).  This process will occur approximately 17-20 days after scheduled due date.

At any stage (either by on-dialer recognition or through off-dialer review) the account can be forwarded to an off-dialer resource or to a supervisor.  No promise in excess of ten days will be allowed.  An account is currently considered a broken promise 3 days after the date made.  Advanced collection resources will become involved if the customer has broken an existing promise to pay.  These resources will work the account within two business days after the broken promise.  In special circumstances, the account can be issued directly to supervisor for review for repossession, or to the skip department for advance location review.  Broken promises are sent to a specific queue and will be prioritized in CACS to maximize the next day call rate.

Skip tracing will commence as soon as indicated (telephone disconnected, mail returned), and no later than 10 days after no contact.  Making borrower contacts attempts based on information obtained through methods such as credit reports, internet services, place of employment and co-signor information, door knocks, etc.  If all account information is still considered to be valid, account will be placed back into the dialer for 2nd random call sequencing.

Mid-Stage and Front-end Collections:
A supervisor reviews most accounts that progress to beyond 30-days delinquent, or that have been referred to the supervisor by the collector due to an adverse situation or unacceptable customer request.  Generally, no accounts (other than, potentially, accounts with a balance of less than $2,500) will remain in front-end collections for longer than 45 days.

For accounts 30 or more days past due, continued regular phone attempts to contact the Borrower will be made.

Customers 30 or more days past due will be requested to send payments via overnight mail, through an automatic payment service, or through a local branch.

Exclusive of any on-line automated late notices, the collection resource will have the ability to generate an on-line collection letter to the debtor.  These notices to range from a friendly

Sale and Servicing Agreement (Exhibit C)

reminder to a firm demand letter based upon the severity of the delinquency and the history of the account.

Account will remain in the collection resource’s queue with a follow-up code.  This code will only be changed if the customer makes a payment, or the collection resource performs an action on the account.  Accounts are typically sorted based upon the oldest follow-up date and the outstanding balance of delinquency.  Account follow-up should not exceed two business days without the account being reviewed.

Between the 45th and 60th day of delinquency of accounts where no payment arrangements have been made, Servicer may order a current credit bureau report, verify title lien, obtain a current value of the collateral, and order a copy of the Contract as needed.

The supervisor can submit the account for repossession during the standard review process, or during special request by the off-dialer collection resource.  This will occur when the account has progressed to approximately 55 days, but no more than 70 days contractually delinquent, but may occur at any time based upon the supervisor’s/portfolio manager’s determination.

Advance Collections:
Late Stage Collectors will be dedicated to collect accounts at or near 45 days contractually delinquent.  No more than 200 accounts will be assigned to any one Late Stage Collector at any one time.

Advance collections include:

●	Accounts that are skip and cannot be located
●	Accounts that have broken multiple promises to pay without activity by the customer
●	Accounts that are out for repossession or liquidation
●	Accounts with pending insurance activity

For most accounts that becomes 60 days past due, a supervisor shall review the account and determine and execute a collection strategy.  Strategies will be based upon the borrowers ability to pay, delinquency status, payment history and the asset’s value/location.  If it is not conceivable that arrangements can be made to bring the customer current over a period of time through a repayment plan or extension (in accordance with the agreed upon procedures), the supervisor will submit the account to the collateral management group for review for asset liquidation.

The account is placed into a special queue, where a mini-skip routine is performed to secure the whereabouts of the asset prior to assigning the account for repossession.  This process is designed to expedite the recovery and sale process, and minimizes acquisition and storage costs.  A decision to recover and liquidate the asset is made and the account is passed to the Asset Recovery and Remarketing team.

The Asset Recovery and Remarketing team within collections will examine the collateral type and value, and make an evaluation as to the time necessary to liquidate the asset, and estimate the potential selling price prior to the final decision to liquidate.

Sale and Servicing Agreement (Exhibit C)

Servicer will charge off accounts from the applicable Accounting System at the earliest of:

i)	when the account is deemed uncollectible, or
ii)	when the asset has been sold and proceeds received, or
iii)	60 days after repossession, if the asset is still in inventory, or
iv)	by the end of the month during which a loan becomes 120 days past due and is not in repossession inventory, or
v)	by the end of the month during which a loan becomes 180 days past due.

Un-recovered balances will be charged off promptly after collateral liquidation and receipt of funds.  Servicing functions supporting the collection, repossession and remarketing, or securing of insurance or other proceeds due on the account will continue regardless of the charge off designation.  Servicing and Accounting systems, reports and data files must contain an identifier for Repossession, and/or Charge-off status.

In cases of loan default and charge offs only, Servicer will apply for and use reasonable efforts to realize upon insurance proceeds, including GAP insurance and rebates on insurance and warranty policies in order to mitigate the loss incurred.  In all other cases, customers will be directed to the originating dealership for cancellations, refunds, and all other insurance and warranty matters.

Accounts in repossession and bankruptcy status remain in special queues that are not accessed by the general collection resources unless redemption, reaffirmation, dismissal, or other action has occurred which would qualify the account for general collection processing.

Repossession:
Servicer will maintain a repossession and remarketing network and contract with such third party service providers.

Contracts assigned for repossession shall be handled in accordance with the following standards and procedures:

●	Verify lien on title.
●	Order copy of contract and original title, if appropriate.
●	Complete assignment to repossessor with borrower and collateral information within 48 hours of receipt in repossession department.
●	Follow up with repossessor on progress weekly.
●	Continue to attempt contact and payment arrangements with borrower.
●	When contacted by repossessor that property has been repossessed, obtain condition report, storage location and costs.
●	Follow state requirements regarding borrower notification and redemption or reinstatement periods.
●	If appropriate, negotiate redemption, notify storage lot of redemption and terms. Provide borrower with redemption release to claim property once terms have been met.
●	If no redemption, determine value of collateral, set floor price and proceed with sale at auction.
●	All auction expenses to be netted from proceeds of sale and net proceeds applied to the loan balance. Repossession expenses are paid by invoice and added to account balance.

Sale and Servicing Agreement (Exhibit C)

●	Calculate deficiency balance and send deficiency letter to borrower.
●	Obtain any warranty or insurance proceeds due on account.
●	Charge off deficiency, or if overage exists after full payment of account and expenses, send overage to borrower with notice of sale.

Servicer remarketing specialist to attend auctions on a regular basis to inspect collateral, validate the auction process, and/or evaluate the remarketing strategy.

Recovery:
Account collection activities will continue after charge-off by following recovery procedures in accordance with this Agreement.  The scope of these practices will range from Servicer in-house recovery efforts, outsourced recovery efforts, or sales of the account.  These actions are determined by Huntington’s internal Recovery scorecard.   And in any case, all proceeds net of expenses are applied to the charged-off account for the benefit of the Purchaser.

Accounts may be outsourced to a collection agency immediately following charge-off as determined by Huntington’s recovery scorecard.  Accounts with respect to which such a determination is made will typically be maintained in-house for no more than 180 days and will be managed by Huntington Agency Management Specialists.  If in-house efforts will exceed 180 days the Supervisor of the unit will review the account and fully document the situation with his or her approval.

All collection agencies will be audited on a quarterly basis. Every such agency is required to adhere to the Huntington MARS Guidelines.

Accounts that are not immediately outsourced to a collection agency will be identified with one of the following “Excluded Status Codes:

●
PPA - Accounts that are coded with a PPA Status Code, (Promise to Pay) will be excluded from the Recovery Score Strategy. Accounts may exceed 180 days in-house provided scheduled monthly payments are being made. Reduced costs to the investors and customer service are best practices.

●
SEC - Accounts that are coded with a SEC Status Code, (Secured) will be excluded from the Recovery Score Strategy. Internal efforts along with skip trace vendors will be utilized to recover and liquidate the collateral. Efforts will be made for a period not to exceed 180 days. Once the internal efforts to secure the vehicle are exhausted the accounts will be referred to a collection agency to be worked under the Huntington MARS guidelines.

●
FRD - Accounts that are coded with a FRD Status Code (Fraud), will be excluded from the Recovery Score Strategy. Huntington Fraud Investigators and/or Bank Security will handle investigation and recovery efforts. In some cases litigation and/or prosecution will be necessary. If it is determined that a fraudulent transaction has occurred the account will not be referred to a collection agency. Accounts will be worked to conclusion and then placed into a “uncollectible work queue”. Collection Agencies do not work fraudulent accounts.

●
LGL - Accounts that are coded with a LGL Status Code, (Legal) will be excluded from the Recovery Score Strategy. Huntington Litigation Specialists will work with outside counsel to secure and liquidate collateral. Litigation Specialists may also enter into agreed upon payment arrangements of the deficiency balance through agreed judgment entries. Accounts,

Sale and Servicing Agreement (Exhibit C)

in most cases will exceed the contractual number of days worked in-house. Collection agencies do not have the expertise to work through complex litigation matters and would not work the account without an increase in contingency fees.
●
DEF - Accounts that are coded with a DEF Status Code, (Defense) will be excluded from the Recovery Strategy. Huntington Litigation Specialists will work with in-house or outside counsel to defend any actions brought against the bank. Accounts, in most cases will exceed the contractual number of days worked in-house. On going strategy will need to be identified on a case-by-case basis. Outside collection agencies do not have the expertise to work through complex litigation matters.

●
BNK - Accounts that are coded with a bankruptcy status code, (BNK, B13, BO7 etc.,) will be excluded from the recovery strategy. Huntington Bankruptcy Specialists will work in-house and with outside counsel to represent the investor in the bankruptcy proceedings. Accounts in most cases will the contractual number of days worked in-house. On going strategy will need to be identified on a case-by-case basis. Collection Agencies do not work bankrupt accounts on a contingency fee agreement.

Guideline Costs associated with repossession and remarketing process (estimated):
Judicial Fees: $500
Repossessor charge:  $300 per unit (includes keys) average of voluntary and involuntary
Storage Fee:  $10 average per unit repossessed and sold
Standard Auction Clean-Up Fee:  $90 per vehicle
Auction or Sale fee: Average of $125 per unit sold
Title conversion or Duplicate Title (if applicable):  $50 per unit sold
Move collateral to auction:  $45 per vehicle
Impound fees if applicable:  Average of $45 per account processed

All costs are to be recouped from the liquidation sale proceeds.  Liquidation Proceeds cannot be less than zero.

Bankruptcy:
In the event that a debtor declares bankruptcy, servicer enters the bankruptcy transaction on the account the same or following business day that the notification is received.  The account is placed into the bankruptcy department’s worklist, where follow-up dates and codes are placed on the account to ensure that the servicer is following state and federal law in the handling of these accounts.  Servicer will perform all necessary actions for bankruptcy including, at a minimum, the following:

●	Acknowledge receipt of bankruptcy notice
●	Stop all collection activity to comply with Federal Stay Order, including property sale
●	Conduct initial review verifying payment status, collateral, account balance and debtor’s attorney
●	Obtain knowledge and understanding of the customer’s plan
●	Lift stay on collateral, as needed
●	Motion to discharge/dismiss, as needed
●	Objection to confirmation, as needed
●	File proof of claim on all BKs as necessary

Sale and Servicing Agreement (Exhibit C)

●	Monitor customer’s compliance to the confirmed plan
●	Aggressively pursue reaffirmation of debt
●	Process Cram Down amount when received from the court

Sale and Servicing Agreement (Exhibit C)

EXHIBIT D

UNDERWRITING POLICY

[On file with the Servicer]

Sale and Servicing Agreement (Exhibit D)

SCHEDULE A

LOANS CONVEYED ON THE CLOSING DATE

[On file with the Depositor and the Loan Seller]

Sale and Servicing Agreement

SCHEDULE B

LOCATION OF CUSTODIAL FILES

The Huntington National Bank 2361 Morse Road Columbus, OH 43224

Sale and Servicing Agreement

EXHIBIT E

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

REGARDING ITEM 1117 AND ITEM 1119 OF REGULATION AB

Reference is made to the Form 10-K of Huntington Auto Trust 2012-2 (the “Form 10-K”) for the fiscal year ended December 31, 20[   ].  Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Form 10-K.

[          ], a [                ] (“[   ]”), does hereby certify to the Sponsor, the Depositor and the Issuing Entity that:

1. As of the date of the Form 10-K, there are no pending legal proceedings against [      ] or proceedings known to be contemplated by governmental authorities against [      ] that would be material to the investors in the Notes.

2. As of the date of the Form 10-K, there are no affiliations, as contemplated by Item 1119 of Regulation AB, between [        ] and any of The Huntington National Bank, a national banking association (in its capacities as Sponsor, Servicer, Administrator, Custodian and Originator), Huntington Funding, LLC, the Indenture Trustee, the Owner Trustee or the Issuing Entity, or any affiliates of such parties.

IN WITNESS WHEREOF, Deutsche Bank Trust Company Americas has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated:  ____________, 20[   ]

Deutsche Bank Trust Company Americas, as Indenture Trustee

By:_________________________________ Name: Title:

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Sale and Servicing Agreement

EXHIBIT F

SERVICING CRITERIA TO BE ADDRESSED IN
INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Sale and Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	(solely with respect to remittance) X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's account  (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized Personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Sale and Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Sale and Servicing Agreement

EXHIBIT G

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re: HUNTINGTON AUTO TRUST 2012-2

Deutsche Bank Trust Company Americas, not in its individual capacity but solely as indenture trustee  (the “Indenture Trustee”), certifies to Huntington Funding, LLC (the “Depositor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Depositor pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of August 31, 2012, by and among The Huntington National Bank, the Depositor, the Indenture Trustee and Huntington Auto Trust 2012-2;

(2)           To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3)           To the best of its knowledge, all of the information required to be provided by the Indenture Trustee pursuant to Sections 10.15 and 10.16 of the Agreement has been provided to the Seller.

Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee
Date: _________________________

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Sale and Servicing Agreement